As filed with the Securities and Exchange Commission on March 1, 2002
                                                          Registration No. 333-
                                                                           333-
                                                                           333-
                                                                           333-
                                                                           333-
                                                                           333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                            -----------------------

MORGAN STANLEY DEAN WITTER & CO.               DELAWARE                    36-3145972
MORGAN STANLEY CAPITAL TRUST III               DELAWARE                    13-7303060
MORGAN STANLEY CAPITAL TRUST IV                DELAWARE                    13-7303058
MORGAN STANLEY CAPITAL TRUST V                 DELAWARE                    13-7303059
MORGAN STANLEY CAPITAL TRUST VI                DELAWARE                    13-7308501
MORGAN STANLEY CAPITAL TRUST VII               DELAWARE                    13-7308503
(Exact name of each registrant     (State or other jurisdiction          (I.R.S. Employer
  as specified in its charter)   of incorporation or organization)    Identification Number)

                            -----------------------

                                 1585 Broadway
                            New York, New York 10036
                                 (212) 761-4000
       (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                            -----------------------

                             Ronald T. Carman, Esq.
                        Assistant Secretary and Counsel
                        Morgan Stanley Dean Witter & Co.
                                 1585 Broadway
                            New York, New York 10036
                                 (212) 761-4000

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                                   Copies To:
          Joseph W. Armbrust, Esq.                 John M. Brandow, Esq.
       Sidley Austin Brown & Wood LLP              Davis Polk & Wardwell
              875 Third Avenue                      450 Lexington Avenue
          New York, New York 10022                New York, New York 10017

                            -----------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                    CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                             Proposed maximum
 Title of each class of securities        Amount to         offering price per         Proposed maximum               Amount of
         to be registered               be registered          security (1)       aggregate offering price (1)     registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Dean Witter & Co. Debt
Securities (2).........................

Morgan Stanley Dean Witter & Co.
Warrants (3)...........................

Morgan Stanley Dean Witter & Co.
Preferred Stock (4)....................

Morgan Stanley Dean Witter & Co.
Depositary Shares (5)..................

Morgan Stanley Dean Witter & Co.
Purchase Contracts (6).................

Morgan Stanley Dean Witter & Co.
Units (7)..............................

Morgan Stanley Capital Trust III
Capital Securities (8)................. $900,000,000 (9)(10)           100%                  $900,000,000               $82,800 (12)

Morgan Stanley Capital Trust IV
Capital Securities (8).................

Morgan Stanley Capital Trust V Capital
Securities (8).........................

Morgan Stanley Capital Trust VI Capital
Securities (8).........................

Morgan Stanley Capital Trust VII
Capital Securities (8).................





Guarantees of Morgan Stanley Dean
Witter & Co. with respect to Capital
Securities (11)........................
===================================================================================================================================


(1)  Estimated solely for purposes of calculating the registration fee.

(2) There is being registered hereby such indeterminate principal amount of Debt Securities as may be issued, from time to time, at indeterminate prices.

(3) There are being registered hereby such indeterminate number of Warrants as may be issued at indeterminate prices. Such Warrants may be issued together with any Debt Securities or Purchase Contracts or both. Warrants may be exercised to purchase Debt Securities registered hereby or to purchase or sell (i) securities of an entity unaffiliated with Morgan Stanley Dean Witter & Co., a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies or (iii) commodities.

(4) There are being registered hereby such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices.

(5) There are being registered hereby such indeterminate number of Depositary Shares as may be issued in the event that Morgan Stanley Dean Witter & Co. elects to offer fractional or multiple interests in shares of the Preferred Stock registered hereby.

(6) There are being registered hereby such indeterminate number of Purchase Contracts as may be issued at indeterminate prices. Such Purchase Contracts may be issued together with any Debt Securities or Warrants or both. Purchase Contracts may require the holders thereof to purchase or sell (i) securities of an entity unaffiliated with Morgan Stanley Dean Witter & Co., a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies or (iii) commodities.

(7) There are being registered hereby such indeterminate number of Units as may be issued at indeterminate prices. Units may consist of one or more Purchase Contracts, Warrants and Debt Securities or any combination of the above.

(8) There is being registered hereby such indeterminate number of Capital Securities of Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV, Morgan Stanley Capital Trust V, Morgan Stanley Capital Trust VI and Morgan Stanley Capital Trust VII (collectively, the "Trusts") as may from time to time be issued by the Trusts at indeterminate prices and such indeterminate principal amount of Debt Securities as may be issued and sold by Morgan Stanley Dean Witter & Co. to any of the Trusts in connection with the issuances of the Capital Securities, in which event such Debt Securities may later be distributed for no additional consideration to the holders of the Capital Securities of such Trusts upon a dissolution of such Trusts and the distribution of the assets thereof.

(9) This registration statement also relates to offers and sales of Debt Securities, Warrants, Preferred Stock, Depositary Shares, Purchase Contracts, Units and Capital Securities (collectively, "Securities") in connection with market-making transactions by and through affiliates of the Registrants (subject, with respect to Preferred Stock, Depositary Shares and Capital Securities, to obtaining any necessary approval of the New York Stock Exchange, Inc. in connection with market-making transactions by and through Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc.).

(10) Or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in aggregate net proceeds not in excess of $900,000,000 to the Registrants or, if any Securities are issued with an offering price payable in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to $900,000,000 at the time of initial offering.

(11) No additional consideration will be received for the Morgan Stanley Dean Witter & Co. Guarantees with respect to the Capital Securities.

(12) A filing fee of $85,550 was paid in connection with a Registration Statement on Form S-3, File No. 333-46403, filed by Morgan Stanley Dean Witter & Co., MSDW Capital Trust I, MSDW Capital Trust II, MSDW Capital Trust III, MSDW Capital Trust IV and MSDW Capital Trust V on February 13, 1998 and declared effective on February 25, 1998, relating to the registration of $290,000,000 of securities that remain unsold under that Registration Statement as of the date hereof. Pursuant to Rule 457 of the General Rules and Regulations under the Securities Act, $82,800 of this filing fee is offset against the filing fee currently due in connection with this Registration Statement. The Registration Statement on Form S-3, File 333-46403, is terminated but remains in effect solely for purposes of market-making transactions with respect to securities registered and issued under such Registration Statement.

     The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to Section 8(a), may determine.

===============================================================================

                                EXPLANATORY NOTE

This registration statement contains:

     o a prospectus to be used by Morgan Stanley Dean Witter & Co. in connection with offerings of its debt securities, units, warrants, purchase contracts and preferred stock; and

     o    a prospectus to be used in connection with offerings of:

          o the capital securities of Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV, Morgan Stanley Capital Trust V, Morgan Stanley Capital Trust VI and Morgan Stanley Capital Trust VII (the "Capital Securities");

          o the junior subordinated debentures of Morgan Stanley Dean Witter & Co.; and

          o the guarantees of Morgan Stanley Dean Witter & Co. of the Capital Securities.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS (Subject to Completion, Issued March 1, 2002)





                                  $900,000,000
                        Morgan Stanley Dean Witter & Co.
                                DEBT SECURITIES
                                     UNITS
                                    WARRANTS
                               PURCHASE CONTRACTS
                                PREFERRED STOCK

                            -----------------------


     We, Morgan Stanley Dean Witter & Co., may offer from time to time debt securities, units, warrants, purchase contracts and preferred stock. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

                            -----------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            -----------------------







                                 MORGAN STANLEY

              , 2002

You should rely only on the information we incorporate by reference or provide in this prospectus or the relevant prospectus supplement. This prospectus together with the relevant prospectus supplement, our Annual Report on Form 10-K for the fiscal year ended November 30, 2001, pages 2 (beginning at the heading "Item 1--Election of Directors") through 6 and pages 9 (beginning at the heading "Beneficial ownership of Company common stock") through 16 (excluding the material included under the heading "Compensation Committee report on executive compensation") and pages 20 through 21 (under the heading "Certain transactions") from the Proxy Statement for our 2002 Annual Meeting of Shareholders and our Current Report on Form 8-K dated December 19, 2001 (excluding any information incorporated by reference in these materials) constitute the Listing Particulars for the purposes of the UK Listing Authority. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. Except as we indicate under the headings "Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends," "Morgan Stanley" and "Use of Proceeds," the terms "Morgan Stanley," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

                                    SUMMARY

     We, Morgan Stanley Dean Witter & Co., may offer any of the following securities: debt securities, units, warrants, purchase contracts and preferred stock. The following summary describes these securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Debt Securities...............  Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

                                The senior and subordinated debt securities
                                will be issued under separate indentures
                                between us and a U.S. banking institution as
                                trustee. Neither of the indentures that govern our debt securities limits the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the indentures under the heading "Description of Debt Securities." We encourage you to read the indentures, which are exhibits to our registration statement No.
                                333-       .

Units.........................  We may sell any combination of our debt securities, warrants and purchase contracts together as units. In a prospectus supplement, we will describe the particular combination of purchase contracts, warrants and debt securities constituting any units and any other specific terms of the units.

Warrants......................  We may sell two types of warrants:

                                o warrants to purchase our debt securities, or

                                o universal warrants to purchase or sell (1)
                                  securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, (2) currencies or (3) commodities.

                                In a prospectus supplement, we will specify the type of warrant and inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any universal warrants may be satisfied by delivering or purchasing the underlying securities, currencies or commodities, or their cash value.

Purchase Contracts............  We may sell purchase contracts requiring the holders to purchase or sell (1) securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, (2) currencies or (3) commodities. In a prospectus supplement, we will describe the specific terms of the purchase contracts, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under any purchase contracts by delivering the underlying securities, currencies or commodities or their cash value.

Form..........................  We may issue debt securities, units, warrants and purchase contracts in fully registered form or in bearer form and, in either case, in definitive form or global form.

Preferred Stock...............  We may sell our preferred stock, par value
                                $0.01 per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the stated value of the shares of the series, the voting rights of the shares of the series, whether or not and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Terms Specified in
Prospectus Supplements........  When we decide to sell particular securities, we will prepare a prospectus supplement
                                describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and the applicable prospectus supplement.

                                We will offer our debt securities, warrants, purchase contracts, units and preferred stock to investors on terms determined by market and other conditions. Our securities may be sold for U.S. dollars or foreign currency. Principal of, and any premium or interest on, debt securities and cash amounts payable under warrants or purchase contracts may be payable in U.S. dollars or foreign currency, as we specifically designate in the related prospectus supplement.

                                In any prospectus supplement we prepare, we will provide the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United

                                States will include Morgan Stanley & Co.
                                Incorporated and/or Morgan Stanley DW Inc. and any outside the United States will include Morgan Stanley & Co. International Limited and/or Bank Morgan Stanley AG or other affiliates of ours.

Structural Subordination; Our
Receipt of Cash from Our
Subsidiaries May Be
Restricted....................  The securities are unsecured senior or subordinated obligations of ours, but our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our debt securities and/or pay dividends on our preferred stock depends upon our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets, and our rights and the rights of our creditors, including your rights as an owner of our debt securities, units, warrants, purchase contracts or preferred stock, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

                                In addition, various statutes and regulations restrict some of our subsidiaries from paying dividends or making loans or advances to us. These restrictions could prevent those subsidiaries from paying the cash to us that we need in order to pay you. These restrictions include:

                                o the net capital requirements under the
                                  Securities Exchange Act of 1934, and the rules of some exchanges and other regulatory bodies, which apply to some of our principal subsidiaries, such as Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited and Morgan Stanley DW Inc., and

                                o banking regulations, which apply to Discover
                                  Bank, a Delaware chartered bank, and other bank subsidiaries of ours.

Market-making by Our
Affiliates....................  Following the initial distribution of an offering of securities, Morgan Stanley & Co.
                                Incorporated, Morgan Stanley & Co.
                                International Limited, Morgan Stanley DW Inc., Bank Morgan Stanley AG and other affiliates of ours may offer and sell those securities in the course of their businesses as broker-dealers, subject, in the case of preferred stock and depositary shares, to obtaining any necessary approval of the New York Stock Exchange, Inc. for any of these offers and sales our United States affiliates may make. Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley DW Inc., Bank

                                Morgan Stanley AG and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC's website is http://www.sec.gov.

     This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. under the symbol "MWD." You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Exchange, Inc., 115 Sansome Street, San Francisco, California 94104.

     The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

     (a) Annual Report on Form 10-K for the fiscal year ended November 30, 2001; and

     (b) Current Report on Form 8-K dated December 19, 2001.

     You can request a copy of these documents, excluding exhibits, at no cost, by writing or telephoning us at the following address:

                        Morgan Stanley Dean Witter & Co.
                        1585 Broadway
                        New York, New York 10036
                        Attention: Investor Relations
                        (212) 762-8131

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
          AND EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth our consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated.

                                              Fiscal Year
                                   --------------------------------
                                   2001   2002   1999   1998   1997
                                   ----   ----   ----   ----   ----
Ratio of earnings to
   fixed charges...........        1.3    1.5    1.6    1.4    1.4
Ratio of earnings to
   fixed charges and
   preferred stock
   dividends...............        1.3    1.5    1.6    1.4    1.4

     For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings are the sum of:

     o    pre-tax income;

     o    fixed charges; and

     o    amortization of capitalized interest;

less:

     o    capitalized interest.

     For purposes of calculating both ratios, fixed charges are the sum of:

     o    interest expensed and capitalized;

     o amortized premiums, discounts and capitalized expenses related to indebtedness; and

     o    our estimate of the interest component of rental expenses.

     Additionally, for purposes of calculating the ratio of earnings to fixed charges and preferred stock dividends, preferred stock dividends are included in the denominator of the ratio on a pre-tax basis. Distributions on capital securities issued by MSDW Capital Trust I and Morgan Stanley Capital Trust II, which are Delaware business trusts all of the common securities of which are owned by us, are included in fixed charges as interest expense, not as preferred stock dividends.

                                 MORGAN STANLEY

     Morgan Stanley is a global financial services firm that maintains leading market positions in each of its three business segments -- Securities, Investment Management and Credit Services.

     Morgan Stanley's Securities business segment includes:

     o investment banking, including securities underwriting and distribution, financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance, and financing and investing;

     o sales, trading, financing and market-making activities to facilitate client orders and on a proprietary basis, in such products as equity securities and related products, and fixed income securities and related products, including foreign exchange and commodities;

     o    principal investing, including private equity activities;

     o securities services to meet individual investor needs, including full-service brokerage services for investors seeking financial advice, online execution capabilities for self-directed investors desiring to invest with limited professional assistance and financial advisory services for high net worth clients; and

     o    other businesses, including aircraft financing activities.

     Morgan Stanley's Investment Management business segment includes global asset management products and services for individual and institutional investors through three principal distribution channels: Morgan Stanley's financial advisors and investment representatives; a non-proprietary channel consisting of third-party broker-dealers, banks, financial planners and other intermediaries; and Morgan Stanley's institutional channel.

     Morgan Stanley's Credit Services business segment includes Discover Financial Services, which offers the Discover(R) Classic Card, the Discover Gold Card, the Discover Platinum Card, the Morgan Stanley Card(SM) and other proprietary general purpose credit cards as well as related consumer finance products and services; and Discover Business Services, a proprietary network of merchant and cash access locations in the United States.

     Morgan Stanley provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. Morgan Stanley conducts its business from its headquarters in New York City, its regional offices and branches throughout the United States, and its principal offices in London, Tokyo, Hong Kong and other world financial centers.

     Morgan Stanley's principal executive offices are at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. Under this heading, "Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends" and "Use of Proceeds," the term "Morgan Stanley" includes Morgan Stanley Dean Witter & Co. and its consolidated subsidiaries.


                                USE OF PROCEEDS

     Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

     o    additions to working capital;

     o    the redemption of outstanding preferred stock;

     o    the repurchase of outstanding common stock; and

     o    the repayment of indebtedness.

     We anticipate that we will raise additional funds from time to time through equity or debt financing, including borrowings under revolving credit agreements, to finance our businesses worldwide.


                         DESCRIPTION OF DEBT SECURITIES

Debt May Be Senior or Subordinated

     We may issue senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt, will be issued under our Senior Debt Indenture, as defined below, and will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt, will be issued under our Subordinated Debt Indenture, as defined below, and will be subordinate and junior in right of payment, as set forth in the Subordinated Debt Indenture, to all of our "senior indebtedness," which is defined in our Subordinated Debt Indenture. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. We refer to our Senior Debt Indenture and our Subordinated Debt Indenture individually as an "indenture" and collectively as the "indentures."

     We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Where appropriate, we use parentheses to refer you to the particular sections of the applicable indenture. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement. The indentures are substantially identical, except for the provisions relating to Morgan Stanley's negative pledge, which is included in the Senior Debt Indenture only, and to subordination.

Payments

     We may issue debt securities from time to time in one or more series. The provisions of each indenture allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities, from time to time, with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

     Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate, or at a rate that varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

     The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

     o classification as senior or subordinated debt securities and the specific designation;

     o    aggregate principal amount, purchase price and denomination;

     o currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

     o    date of maturity;

     o the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

     o    the interest payment dates, if any;

     o the place or places for payment of the principal of and any premium and/or interest on the debt securities;

     o any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

     o whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

     o whether we will issue the debt securities in definitive form and under what terms and conditions;

     o the terms on which holders of the debt securities may convert or exchange these securities into or for other securities of ours offered hereby or stock or other securities of an entity unaffiliated with us or for the cash value of our stock or any of the above securities, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

     o information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

     o any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

     o any applicable United States federal income tax consequences, including, but not limited to:

          o whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

          o tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

          o tax considerations applicable to any debt securities denominated and payable in foreign currencies; and

     o any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Debt Securities

     Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

     Holders may transfer debt securities in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Forms of Securities."

Indentures

     Debt securities that will be senior debt will be issued under an Amended and Restated Senior Indenture dated as of May 1, 1999 between Morgan Stanley and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee. We call that indenture, as it may be supplemented from time to time, the Senior Debt Indenture. Debt securities that will be subordinated debt will be issued under an Amended and Restated Subordinated Indenture dated as of May 1, 1999 between Morgan Stanley and Bank One Trust Company, N.A., as successor to The First National Bank of Chicago, as trustee. We call that indenture, as it may be supplemented from time to time, the Subordinated Debt Indenture. We refer to JPMorgan Chase Bank and Bank One Trust Company, N.A., individually as a "trustee" and collectively as the "trustees."

Subordination Provisions

     Holders of subordinated debt securities should recognize that contractual provisions in the Subordinated Debt Indenture may prohibit us from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the Subordinated Debt Indenture, to all of our senior indebtedness. The Subordinated Debt Indenture defines senior indebtedness as obligations of, or guaranteed or assumed by, Morgan Stanley for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations. Nonrecourse obligations, the subordinated debt securities and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the Subordinated Debt Indenture. (Subordinated Debt Indenture, Section 1.01).

     The Subordinated Debt Indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

     o of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

     o that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

     o that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the Subordinated Debt Indenture and that declaration has not been rescinded and annulled as provided under the Subordinated Debt Indenture. (Subordinated Debt Indenture, Section 13.01)

Covenants Restricting Pledges, Mergers and Other Significant Corporate Actions

     Negative Pledge. Because we are a holding company, our assets consist primarily of the securities of our subsidiaries. The negative pledge provisions of the Senior Debt Indenture limit our ability to pledge some of these securities. The Senior Debt Indenture provides that we will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by the Senior Debt Indenture on:

          (1) the voting securities of Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley DW Inc., Discover Bank or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which we refer to collectively as the "principal subsidiaries," or

          (2) the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors' qualifying shares,

without making effective provisions so that the debt securities issued under the Senior Debt Indenture will be secured equally and ratably with indebtedness so secured.

     For these purposes, "subsidiary" means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and "voting securities" means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened. (Senior Debt Indenture, Section 3.06)

     The Subordinated Debt Indenture does not include negative pledge provisions.

     Merger, Consolidation, Sale, Lease or Conveyance. Each indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

     o    we will be the continuing corporation; or

     o the successor corporation or person that acquires all or substantially all of our assets:

          o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

          o will expressly assume all of our obligations under the indenture and the debt securities issued under the indenture; and

     o immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the indenture applicable to us. (Indentures, Section 9.01)

     Absence of Protections against All Potential Actions of Morgan Stanley. There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Morgan Stanley or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Morgan Stanley or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Events of Default

     The indentures provide holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. Each indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

     An event of default is defined under each indenture, with respect to any series of debt securities issued under that indenture, as being:

     o default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

     o default for 30 days in payment of any interest on any debt securities of that series;

     o default for 60 days after written notice in the observance or performance of any other covenant or agreement in the debt securities of that series or the related indenture, other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of "event of default";

     o    events of bankruptcy, insolvency or reorganization;

     o failure to make any payment at maturity, including any applicable grace period, on other indebtedness in an amount in excess of $10,000,000 and continuance of that failure for a period of 30 days after written notice of the failure to us by the applicable trustee, or to us and the applicable trustee by the holders of not less than 25% in principal amount of the outstanding debt securities, treated as one class, issued under the indenture;

     o default with respect to any other indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $10,000,000 without the indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice of the acceleration to us by the applicable trustee, or to us and the applicable trustee by the holders of not less than 25% in principal amount of the outstanding debt securities, treated as one class, issued under the indenture; or

     o any other event of default provided in the supplemental indenture under which that series of debt securities is issued.

     For purposes of the fifth and sixth clauses above, indebtedness means obligations of, or guaranteed or assumed by, Morgan Stanley, other than the debt securities of that series, for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, but does not include non-recourse obligations. In addition, if a failure, default or acceleration referred to in the fifth and sixth clauses above ceases or is cured, waived, rescinded or annulled, then the event of default under the applicable indenture caused by that failure, default or acceleration will also be considered cured. (Indentures, Section 5.01)

     Acceleration of Debt Securities upon an Event of Default. Each indenture provides that:

     o if an event of default due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under that indenture, or due to the default in the performance or breach of any other covenant or warranty of Morgan Stanley applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to Morgan Stanley, may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

     o if an event of default due to a default in the performance of any other covenants or agreements in that indenture applicable to all outstanding debt securities issued under that indenture or due to specified events of bankruptcy, insolvency or reorganization of Morgan Stanley, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to Morgan Stanley may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately. (Indentures, Section 5.01)

     Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities. (Indentures, Sections 5.01 and 5.10)

     Indemnification of Trustee for Actions Taken on Your Behalf. Each indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under that indenture before proceeding to exercise any right or power at the request of holders. (Indentures, Section 6.02) Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. (Indentures, Section 5.09)

     Limitation on Actions by You as an Individual Holder. Each indenture provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

     o the holder must have previously given written notice to the trustee of the continuing default;

     o the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

     o the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

     o the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above. (Indentures, Sections 5.06 and 5.09)

     Annual Certification. Each indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. (Indentures, Section 3.05)

Discharge, Defeasance and Covenant Defeasance

     We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions. (Indentures, Section 10.01)

     Discharge of Indenture. We may discharge all of our obligations, other than as to transfers and exchanges, under the relevant indenture after we have:

     o paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

     o delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

     o irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the Indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities, except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the relevant indenture relating only to that series of debt securities.

     Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as "defeasance."

     We may be released with respect to any outstanding series of debt securities from the obligations imposed by Sections 3.06 (in the case of the Senior Debt Indenture) and 9.01, which sections contain the covenants described above limiting liens and consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called "covenant defeasance."

     Defeasance or covenant defeasance may be effected only if, among other things:

     o We irrevocably deposit with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased.

     o We deliver to the relevant trustee an opinion of counsel to the effect that:

          o the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

          o the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased.

          In the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

     o    In the case of the Subordinated Debt Indenture:

          o no event or condition will exist that, under the provisions described under "--Subordination Provisions" above, would prevent us from making payments of principal or interest on the subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after that deposit date; and

          o we deliver to the trustee for the Subordinated Debt Indenture an opinion of counsel to the effect that (i) the trust funds will not be subject to any rights of holders of senior indebtedness and (ii) after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds. (Subordinated Debt Indenture, Section 10.01)

Modification of the Indentures

     Modification Without Consent of Holders. We and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under a particular indenture to:

     o    secure any debt securities;

     o    evidence the assumption by a successor corporation of our obligations;

     o    add covenants for the protection of the holders of debt securities;

     o    cure any ambiguity or correct any inconsistency;

     o    establish the forms or terms of debt securities of any series; or

     o evidence the acceptance of appointment by a successor trustee. (Indentures, Section 8.01)

     Modification with Consent of Holders. We and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

     o    extend the final maturity of the principal;

     o    reduce the principal amount;

     o    reduce the rate or extend the time of payment of interest;

     o    reduce any amount payable on redemption;

     o change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

     o modify or amend the provisions for conversion of any currency into another currency;

     o reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

     o alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of Morgan Stanley or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

     o alter certain provisions of the relevant indenture relating to debt securities not denominated in U.S. dollars;

     o impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

     o reduce the percentage of debt securities the consent of whose holders is required for modification of the relevant indenture. (Indentures, Section 8.02)

     Modification of Subordination Provisions. We may not amend the Subordinated Debt Indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of senior indebtedness then outstanding. (Subordinated Debt Indenture, Section 8.06)

Concerning Our Relationship with the Trustees

     We and our subsidiaries maintain ordinary banking relationships and credit facilities with JPMorgan Chase Bank and affiliates of Bank One Trust Company, N.A.

Governing Law

     The debt securities and the indentures will be governed by, and construed in accordance with, the laws of the State of New York.


                              DESCRIPTION OF UNITS

     Units will consist of one or more debt securities, universal warrants and purchase contracts or any combination of them. The applicable prospectus supplement will also describe:

     o the designation and the terms of the units and of any combination of debt securities, universal warrants and purchase contracts constituting the units, including whether and under what circumstances the debt securities, universal warrants or purchase contracts may be traded separately;

     o    any additional terms of the governing Unit Agreement;

     o any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, universal warrants or purchase contracts constituting the units; and

     o    any applicable United States federal income tax consequences.

     The terms and conditions described under "Description of Debt Securities," "Description of Warrants" and "Description of Purchase Contracts" and those described below under "--Significant Provisions of the Unit Agreement" and "--Significant Provisions of the Unit Agreement Without Holders' Obligations" will apply to each unit and to any debt security, universal warrant or purchase contract included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

     We will issue the units under one or more Unit Agreements, each referred to as a Unit Agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement. Units that include purchase contracts that are all pre-paid purchase contracts, as defined below under "Description of Purchase Contracts," will be governed by one or more Unit Agreements designed for units where the holders do not have any further obligations under the purchase contracts, which we refer to as Unit Agreements Without Holders' Obligations. We have filed the form of Unit Agreement and Unit Agreement Without Holders' Obligations as exhibits to the registration statement. Although we have described below the material provisions of the Unit Agreement, the Unit Agreement Without Holders' Obligations and the units, these descriptions are not complete, and you should review the detailed provisions of the Unit Agreement and Unit Agreement Without Holders' Obligations for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

     Obligations of Unit Holder. Under the terms of the Unit Agreement, each owner of a unit:

     o    consents to and agrees to be bound by the terms of the Unit
          Agreement;

     o appoints the unit agent as its authorized agent to execute, deliver and perform any purchase contract included in the unit in which that owner has an interest, except in the case of pre-paid purchase contracts which require no further performance by the owner; and

     o irrevocably agrees to be a party to and be bound by the terms of any purchase contract, other than a pre-paid purchase contract, included in the unit in which that owner has an interest.

     Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any purchase contract included in the unit and under any other security constituting that unit, and the transferor will be released from those obligations. Under the Unit Agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the Unit Agreement.

     Remedies. Upon the acceleration of the debt securities constituting any units, our obligations and those of the owners under any purchase contracts constituting a part of the units may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

     Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the Unit Agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the Unit Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and:

     o in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the indenture have been complied with; and

     o in the case of a failure by Morgan Stanley to observe or perform any of its obligations under the Unit Agreement relating to any purchase contracts, other than pre-paid purchase contracts, included in the unit, unless:

          o owners of not less than 25% of the affected purchase contracts have (a) requested the unit agent to institute that action or proceeding in its own name as unit agent under the Unit Agreement and (b) offered the unit agent reasonable indemnity;

          o the unit agent has failed to institute that action or proceeding within 60 days of that request by the owners referred to above; and

          o the owners of a majority of the outstanding affected units have not given directions to the unit agent inconsistent with those of the owners referred to above.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding. Notwithstanding the above, the owner of any unit or purchase contract will have the unconditional right to purchase or sell, as the case may be, purchase contract property under the purchase contract and to institute suit for the enforcement of that right. Purchase contract property is defined under "Description of Purchase Contracts" below.

     Negative Pledge. Because we are a holding company, our assets consist primarily of the securities of our subsidiaries. The negative pledge provisions of the Unit Agreement limit our ability to pledge some of these securities. The Unit Agreement provides that we will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by the Unit Agreement on:

          (1) the voting securities of Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley DW Inc., Discover Bank or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which we refer to collectively as the "principal subsidiaries," or

          (2) the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors' qualifying shares,

without making effective provisions so that the units and the securities constituting the units under the Unit Agreement will be secured equally and ratably with indebtedness so secured.

For these purposes, "subsidiary" means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and "voting securities" means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened.

     Absence of Protections Against All Potential Actions of Morgan Stanley. There are no covenants or other provisions in the Unit Agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control of Morgan Stanley or a highly leveraged transaction.

     Modification Without Consent of Holders. We and the unit agent may amend the Unit Agreement and the terms of the purchase contracts and the purchase contract certificates without the consent of the holders to:

     o    cure any ambiguity;

     o    correct or supplement any defective or inconsistent provision; or

     o amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

     Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the Unit Agreement relating to the purchase contracts of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

     o impair the right to institute suit for the enforcement of any purchase contract;

     o materially adversely affect the holders' rights under any purchase contract;

     o reduce the percentage of purchase contracts constituting part of outstanding units the consent of whose owners is required for the modification of the provisions of the Unit Agreement relating to those purchase contracts or for the waiver of any defaults under the Unit Agreement relating to those purchase contracts;

     o materially adversely affect the holders' units or the terms of the Unit Agreement (other than terms related to the first three clauses above); or

     o reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the Unit Agreement (other than terms related to the first three clauses above).

     Modifications of any debt securities or pre-paid purchase contracts included in units may only be made in accordance with the applicable indenture, as described under "Description of Debt Securities--Modification of the Indentures." Modifications of any universal warrants included in units may only be made in accordance with the terms of the universal warrant agreement as described under "Description of Warrants--Significant Provisions of the Warrant Agreement."

     Merger, Consolidation, Sale, Lease or Conveyance. The Unit Agreement provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any person unless:

     o    we will be the continuing corporation; or

     o the successor corporation or person that acquires all or substantially all of our assets:

          o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

          o will expressly assume all of our obligations under the Unit Agreement; and

     o immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the Unit Agreement applicable to us.

     Replacement of Unit Certificates or Purchase Contract Certificates. We will replace any mutilated certificate evidencing a definitive unit or purchase contract at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or purchase contracts evidenced by that certificate before a replacement will be issued.

     The Unit Agreement provides that, notwithstanding the foregoing, no replacement certificate need be delivered:

     o during the period beginning 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by Morgan Stanley with respect to the unit or any security constituting the unit evidenced by the mutilated, destroyed, lost or stolen certificate and ending on the day of the giving of that notice;

     o if the mutilated, destroyed, lost or stolen certificate evidences any security selected or called for redemption or other exercise of a right held by Morgan Stanley; or

     o at any time on or after the date of settlement or redemption for any purchase contract included in the unit, or at any time on or after the last exercise date for any universal warrant included in the unit, evidenced by the mutilated, destroyed, lost or stolen certificate, except with respect to any units that remain or will remain outstanding following the date of settlement or redemption or the last exercise date.

     Unit Agreement Not Qualified Under Trust Indenture Act. The Unit Agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units and purchase contracts, other than pre-paid purchase contracts, will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities or pre-paid purchase contracts issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

     Title. We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

     New York Law to Govern. The Unit Agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

Significant Provisions of the Unit Agreement Without Holders' Obligations

     Remedies. The unit agent will act solely as our agent in connection with the units governed by the Unit Agreement Without Holders' Obligations and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. Any holder of units or interests in those units may, without the consent of the unit agent or any other holder or beneficial owner of units, enforce by appropriate legal action, on its own behalf, its rights under the Unit Agreement Without Holders' Obligations. However, the holders of units or interests in those units may only enforce their rights under the purchase contracts and any debt securities or under any universal warrants issued as parts of those units in accordance with the terms of the applicable indenture and the warrant agreement.

     Modification. We and the unit agent may amend the Unit Agreement Without Holders' Obligations without the consent of the holders to:

     o    cure any ambiguity;

     o cure, correct or supplement any defective or inconsistent provision in the agreement; or

     o amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interest of the affected holders of units in any material respect.

     We and the unit agent, with the consent of the holders of not less than a majority of units at the time outstanding, may modify or amend the rights of the affected holders of the affected units and the terms of the Unit Agreement Without Holders' Obligations. However, we and the unit agent may not, without the consent of each affected holder of units, make any modifications or amendments that would:

     o materially and adversely affect the exercise rights of the affected holders, or

     o reduce the percentage of outstanding units the consent of whose owners is required to consent to a modification or amendment of the Unit Agreement Without Holders' Obligations.

     Pre-paid purchase contracts and any debt securities issued as part of units governed by the Unit Agreement Without Holders' Obligations may be modified only in accordance with the applicable indenture, as described above under "Description of Debt Securities--Modification of the Indentures." Any universal warrants issued as part of units may be modified only in accordance with the terms of the warrant agreement as described in "Description of Warrants--Significant Provisions of the Warrant Agreement."

     Merger, Consolidation, Sale, Lease or Conveyance. The Unit Agreement Without Holders' Obligations provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any person unless:

     o    we will be the continuing corporation; or

     o the successor corporation or person that acquires all or substantially all of our assets:

          o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

          o will expressly assume all of our obligations under the Unit Agreement Without Holders' Obligations; and

     o immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the Unit Agreement Without Holders' Obligations applicable to us.

     Replacement of Unit Certificates. We will replace any mutilated certificate evidencing a definitive unit at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or prepaid purchase contracts evidenced by that certificate before a replacement will be issued.

     Title. We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

     New York Law to Govern. The Unit Agreement Without Holders' Obligations, the units and the pre-paid purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.


                            DESCRIPTION OF WARRANTS

Offered Warrants

     We may issue warrants that are debt warrants or universal warrants. We may offer warrants separately or together with one or more additional warrants, purchase contracts or debt securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date. Universal warrants issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

     Debt Warrants. We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a debt warrant.

     Universal Warrants. We may also issue warrants to purchase or sell, on terms to be determined at the time of sale:

     o securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

     o    currencies; or

     o    commodities.

     We refer to the property in the above clauses as "warrant property." We refer to this type of warrant as a "universal warrant." We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property or, in the case of warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

Further Information in Prospectus Supplement

     General Terms of Warrants. The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:

     o the specific designation and aggregate number of, and the price at which we will issue, the warrants;

     o    the currency with which the warrants may be purchased;

     o the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

     o whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

     o    any applicable United States federal income tax consequences;

     o the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

     o the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

     o whether the warrants are to be sold separately or with other securities as part of units; and

     o    any other terms of the warrants.

     Additional Terms of Debt Warrants. The prospectus supplement will contain, where applicable, the following terms of and other information relating to any debt warrants:

     o the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

     o if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of the debt warrants issued with each of the debt securities;

     o if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable; and

     o the principal amount of debt securities purchasable upon exercise of each debt warrant, the price at which and the currency in which the debt securities may be purchased and the method of exercising the debt warrants.

     Additional Terms of Universal Warrants. The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any universal warrants:

     o whether the universal warrants are put warrants or call warrants and whether you or we will have the right to exercise the warrants;

     o the specific warrant property, and the amount or the method for determining the amount of the warrant property, purchasable or saleable upon exercise of each universal warrant;

     o the price at which and the currency with which the underlying securities, currencies or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

     o whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

     o whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities, commodities, or both.

Significant Provisions of the Warrant Agreements

     We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The forms of warrant agreements are filed as exhibits to the registration statement. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive and holders of warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants.

     Modifications Without Consent of Warrantholders. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

     o    cure any ambiguity,

     o cure, correct or supplement any defective or inconsistent provision, or

     o amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

     Modifications with Consent of Warrantholders. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreement. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrantholder:

     o    change the exercise price of the warrants;

     o reduce the amount receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

     o shorten the period of time during which the warrants may be exercised;

     o materially and adversely affect the rights of the owners of the warrants; or

     o reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

     Merger, Consolidation, Sale or Other Disposition. If at any time we merge or consolidate with, or transfer substantially all of our assets to, another entity, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under each of those warrant agreements and the warrants issued under those warrant agreements. See "Description of Debt Securities--Covenants Restricting Pledges, Mergers and other Significant Corporate Actions."

     Enforceability of Rights of Warrantholders. The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property purchasable upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

     Registration and Transfer of Warrants. Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

     New York Law to Govern. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

                       DESCRIPTION OF PURCHASE CONTRACTS

     We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more debt securities or universal warrants, for the purchase or sale of:

     o securities of an entity not affiliated with Morgan Stanley, a basket of those securities, an index or indices of those securities or any combination of the above;

     o    currencies; or

     o    commodities.

We refer to this property in the above clauses as "purchase contract property."

     Each purchase contract will obligate the holder to purchase or sell, and obligate Morgan Stanley to sell or purchase, on specified dates, the purchase contract property at a specified price or prices, all as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Pre-paid Purchase Contracts

     Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these purchase contracts as "pre-paid purchase contracts." Morgan Stanley's obligation to settle pre-paid purchase contracts on the relevant settlement date will constitute senior indebtedness or subordinated indebtedness of Morgan Stanley. Accordingly, pre-paid purchase contracts will be issued under the Senior Debt Indenture or the Subordinated Debt Indenture, as specified in the applicable prospectus supplement.

Purchase Contracts Issued as Part of Units

     Purchase contracts issued as part of a unit will be governed by the terms and provisions of a Unit Agreement or, in the case of pre-paid purchase contracts issued as part of a unit that contains no other purchase contracts, a Unit Agreement Without Holders' Obligations. See "Description of
Units--Significant Provisions of the Unit Agreement" and "--Significant Provisions of the Unit Agreement Without Holders' Obligations." The applicable prospectus supplement will specify the following:

     o whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

     o whether a purchase contract issued as part of a unit may be separated from the other securities constituting part of that unit prior to the purchase contract's settlement date, except that purchase contracts issued in the United States may not be so separated prior to the 91st day after the issuance of a unit;

     o the methods by which the holders may purchase or sell the purchase contract property;

     o any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract; and

     o whether the purchase contracts will be issued in fully registered or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security or universal warrant included in that unit.

     Settlement of Purchase Contracts. Where purchase contracts issued together with debt securities as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities in satisfaction of the holders' obligations under the related purchase contract as specified in the prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent. If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security that is part of the unit, that debt security will remain outstanding if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or an interest in the relevant global debt security.

     Pledge by Purchase Contract Holders to Secure Performance. To secure the obligations of the purchase contract holders contained in the Unit Agreement and in the purchase contracts, the holders, acting through the unit agent, as their attorney-in-fact, will grant, sell, convey, assign, transfer and pledge the items in the following sentence, which we refer to as the "pledge," to JPMorgan Chase Bank, in its capacity as collateral agent, for our benefit. The pledge is a security interest in, and a lien upon and right of set-off against, all of the holders' right, title and interest in and to:

     o any debt securities that are part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the "pledged items";

     o all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

     o all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two clauses above; and

     o all powers and rights owned or thereafter acquired under or with respect to the pledged items.

     The pledge constitutes collateral security for the performance when due by each holder of its obligations under the Unit Agreement and the applicable purchase contract. The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the Unit Agreement. We will use the payments received from the pledged items to satisfy the obligations of the holder of the Unit under the related purchase contract.

     Property Held in Trust by Unit Agent. If a holder fails to settle in cash its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property. Instead, the unit agent will hold that holder's purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen. The unit agent or Morgan Stanley may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate. If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder. Thereafter, the holder may recover those amounts only from us and not the unit agent. The unit agent will have no obligation to invest or to pay interest on any amounts it holds in trust pending distribution.


                          DESCRIPTION OF CAPITAL STOCK

     As of the date of this prospectus, Morgan Stanley's authorized capital stock consists of 3,500,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.

     The rights of holders of preferred stock offered by this prospectus will be subject to, and may be adversely affected by, issuances of preferred stock in the future. Under some circumstances, alone or in combination with certain provisions of our certificate of incorporation and/or with the provisions of our rights agreement, described below under "--Additional Provisions of Morgan Stanley's Certificate of Incorporation and Bylaws" and "--The Rights Plan," respectively, our issuances of preferred stock may discourage or make more difficult an acquisition of Morgan Stanley that the Board of Directors deems undesirable.

     The Board of Directors of Morgan Stanley has the power, without further action by the stockholders, unless action is required by applicable laws or regulations or by the terms of outstanding preferred stock, to issue preferred stock in one or more series and to fix the voting rights, designations, preferences and other terms applicable to the preferred stock to be issued. The Board of Directors may issue preferred stock to obtain additional financing, in connection with acquisitions, as compensation to officers, directors or employees of Morgan Stanley and its subsidiaries in accordance with benefit plans or otherwise and for other proper corporate purposes.

Outstanding Capital Stock

     Outstanding Common Stock. As of January 28, 2002, there were approximately 1,101,617,649 shares of our common stock outstanding.

     Outstanding Preferred Stock. On November 30, 2001, Morgan Stanley also had outstanding the following series of preferred stock:

     o 1,725,000 shares of Series A Fixed/Adjustable Rate Cumulative Preferred Stock, with a stated value of $200.00 per share, which we refer to as the Series A Fixed/Adjustable Rate Preferred Stock.

     The Series A Fixed/Adjustable Rate Preferred Stock was redeemed on December 3, 2001.

     Cumulative Preferred Stock Issuable under the Capital Units. In addition, we and our wholly-owned subsidiary Morgan Stanley Finance plc have outstanding Capital Units. Each Capital Unit consists of a subordinated debenture issued by Morgan Stanley Finance plc, which we guaranteed on a subordinated basis, and a related purchase contract we issued that requires the holder to purchase one depositary share representing ownership of a fraction of a share or multiple shares of our preferred stock. The Capital Units outstanding on November 30, 2001 may result in the issuance at any time of up to 329,050 shares of our 8.03% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share, which we refer to as the Capital Units Cumulative Preferred Stock.

     Series A Junior Participating Preferred Stock Issuable under Rights Plan. In addition, we have authorized for issuance up to 450,000 shares of Series A Junior Participating Preferred Stock, which may be issued upon the exercise of rights issued to the holders of our common stock under our Rights Plan. See "--The Rights Plan."

     The preceding summary and the following summary of the terms of the offered preferred stock do not purport to be complete and are qualified by our certificate of incorporation and by the Certificates of Designation of Preferences and Rights for the Capital Units Cumulative Preferred Stock and the Series A Junior Participating Preferred Stock.

Offered Preferred Stock

     Our Board of Directors has authorized the issuance of one or more series of additional shares of preferred stock and has authorized a committee of the Board of Directors to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. The shares of offered preferred stock, when issued and sold, will be fully paid and nonassessable.

     Terms Specified in Prospectus Supplement. The following description sets forth some general terms and provisions of the offered preferred stock. The number of shares and all of the relative rights, preferences and limitations of the respective series of offered preferred stock that the Board of Directors or the committee establishes will be described in the applicable prospectus supplement. The terms of particular series of offered preferred stock may differ, among other things, in:

     o    designation;

     o    number of shares that constitute the series;

     o    dividend rate, or the method of calculating the dividend rate;

     o    dividend periods, or the method of calculating the dividend periods;

     o redemption provisions, including whether or not, on what terms and at what prices the shares will be subject to redemption at our option;

     o    voting rights;

     o    preferences and rights upon liquidation or winding-up;

     o whether or not and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of Morgan Stanley or any other corporation or any other property;

     o whether depositary shares representing the offered preferred stock will be offered and, if so, the fraction or multiple of a share that each depositary share will represent; and

     o the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

     We have summarized below the material provisions of a certificate of designation authorizing the issuance of a series of offered preferred stock. These summaries are not complete and each investor should refer to the form of certificate of designation which has been filed as an exhibit to the registration statement and to our certificate of incorporation for a complete description of the terms and definitions. The Board of Directors or a duly authorized committee of the Board of Directors will adopt the resolutions to be included in the certificate of designation prior to the issuance of a series of offered preferred stock, and the certificate of designation will be filed with the Secretary of State of the State of Delaware as soon thereafter as reasonably practicable.

     Rank. Each series of offered preferred stock will rank, with respect to voting powers, preferences or relative, participating, optional and other special rights, including with respect to the payment of dividends and the distribution of assets, whether upon liquidation or otherwise:

     o junior to any series of capital stock of Morgan Stanley expressly stated to be senior to that series of offered preferred stock;

     o senior to the common stock of Morgan Stanley and any class of capital stock of Morgan Stanley expressly stated to be junior to that series of offered preferred stock; and

     o on a parity with each other series of offered preferred stock and all other classes of capital stock of Morgan Stanley.

The offered preferred stock will rank, as to payment of dividends and amounts payable on liquidation, on a parity with the Capital Units Cumulative Preferred Stock, if issued.

     Dividends. If described in the applicable prospectus supplement, we will pay cumulative cash dividends to the holders of offered preferred stock, when and as declared by the Board of Directors or the committee, out of funds legally available for payment. The prospectus supplement will detail the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. The Board of Directors or the committee will fix a record date for the payment of dividends not more than 60 or less than 10 days preceding the dividend payment date. We will pay dividends on the offered preferred stock to the holders of record on that record date. Dividends will be cumulative from the date of original issue of the series. A series of offered preferred stock will be junior as to payment of dividends to any series of preferred stock that may be issued in the future that is expressly stated to be senior as to payment of dividends to that series of offered preferred stock. If at any time we have failed to pay accrued dividends on any of those senior shares when payable, we may not pay any dividend on that series of offered preferred stock or redeem or otherwise repurchase any shares of that series until we have paid or set aside for payment the full amount of the accumulated but unpaid dividends on the senior shares.

     We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the offered preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of offered preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock. We must declare, pay or set aside for payment any amounts on the offered preferred stock ratably in proportion to the respective amounts of dividends (1) accumulated and unpaid or payable on that parity stock, on the one hand, and
(2) accumulated and unpaid or payable through the dividend payment period or periods of the offered preferred stock preceding the dividend payment date for that parity stock, on the other hand.

     Except as described above, unless we have paid the full cumulative dividends on the outstanding shares of offered preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock of Morgan Stanley ranking junior or on parity with the offered preferred stock as to dividend payments:

     o declare, pay or set aside for payment any dividends, other than dividends payable in our common stock,

     o    make other distributions,

     o redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration, or

     o make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

Preferred stock on a parity with offered preferred stock currently would include the Capital Units Cumulative Preferred Stock, if issued.

     The provisions of the immediately preceding paragraph will not prevent us from applying any monies previously deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of the sinking fund to the purchase or redemption of that preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of application we have paid or declared and set aside for payment full cumulative dividends upon shares of the offered preferred stock outstanding on the last dividend payment date for any series of offered preferred stock. The provisions of the immediately preceding paragraph also do not restrict the ability of a holder of any junior or parity preferred stock or common stock to convert those securities into or exchange those securities for Morgan Stanley capital stock ranking junior to the offered preferred stock as to dividend payments.

     We will compute the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period on the basis of a 360-day year of twelve 30-day months, unless otherwise indicated in the prospectus supplement. Accrued but unpaid dividends will not bear interest.

     Redemption. The prospectus supplement will indicate whether, and on what terms, shares of any series of offered preferred stock will be subject to mandatory redemption or sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the date on or after which redemption may occur, we may redeem shares of a series of the offered preferred stock. We will effect any optional redemption upon not less than 30 days' notice at a redemption price of not less than the stated value per share of the applicable series of offered preferred stock plus accrued and accumulated but unpaid dividends to but excluding the date fixed for redemption. If we have not paid full cumulative dividends on all outstanding shares of offered preferred stock, we may not redeem the offered preferred stock in part and we may not purchase or acquire any shares of offered preferred stock, otherwise than by a purchase or exchange offer made on the same terms to all holders of the offered preferred stock. If fewer than all the outstanding shares of a series of offered preferred stock are to be redeemed, we will select those to be redeemed by lot or a substantially equivalent method.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of Morgan Stanley, the holders of shares of offered preferred stock will be entitled to receive, out of the assets of Morgan Stanley available for distribution to stockholders, liquidating distributions in an amount equal to the stated value per share of offered preferred stock, as described in the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends to the date of final distribution, before any distribution is made to holders of:

     o any shares of preferred stock ranking junior to the offered preferred stock as to rights upon liquidation, dissolution or winding up, or

     o    our common stock.

However, holders of the shares of offered preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any shares of Morgan Stanley's capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Neither a consolidation or merger of Morgan Stanley with or into another corporation nor a merger of another corporation with or into Morgan Stanley nor a sale or transfer of all or part of Morgan Stanley's assets for cash or securities will be considered a liquidation, dissolution or winding up of Morgan Stanley.

     If, upon any liquidation, dissolution or winding up of Morgan Stanley, assets of Morgan Stanley then distributable are insufficient to pay in full the amounts payable with respect to the offered preferred stock and any other preferred stock ranking on parity with the offered preferred stock as to rights upon liquidation, dissolution or winding up, the holders of the offered preferred stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the offered preferred stock will not be entitled to any further participation in any distribution of assets by Morgan Stanley.

     Voting Rights. Unless otherwise determined by our Board of Directors and indicated in the prospectus supplement, holders of the offered preferred stock will not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on the shares of offered preferred stock or any other stock ranking on a parity with the offered preferred stock with respect to the payment of dividends and having similar voting rights are in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of offered preferred stock, voting separately as a class with holders of one or more other classes or series of preferred stock, including any issued Capital Units Cumulative Preferred Stock, having similar voting rights that are exercisable, will be entitled to vote for the election of two of the authorized number of directors of Morgan Stanley at the next annual meeting of stockholders and at each subsequent meeting until we have paid or set apart for payment all dividends accumulated on the offered preferred stock or the other class or series of stock having similar voting rights, as applicable. The term of office of all directors elected by the holders of preferred stock will terminate immediately upon the termination of the right of the holders of preferred stock to vote for directors. Each holder of shares of the offered preferred stock will have one vote for each share of offered preferred stock held.

     So long as any shares of the offered preferred stock remain outstanding, we will not, without the consent of the holders of at least two-thirds of the shares of offered preferred stock outstanding at the time:

     o issue or increase the authorized amount of any class or series of stock ranking prior to the outstanding offered preferred stock as to dividends or upon liquidation, or

     o amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificate of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding offered preferred stock or its holders.

Holders of the offered preferred stock will vote separately as a class with all other series of preferred stock, including any issued Capital Units Cumulative Preferred Stock, having similar voting rights that have been conferred and are exercisable. For purposes of the preceding sentences, any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of other series of common stock or preferred stock ranking on a parity with or junior to the offered preferred stock as to dividends and upon liquidation will not be considered to materially and adversely affect those powers, preferences or special rights.

     Agents and Registrar for Offered Preferred Stock. The transfer agent, dividend disbursing agent and registrar for each series of offered preferred stock will be The Bank of New York.

Depositary Shares

     We may, at our option, elect to offer fractional shares or some multiple of shares of offered preferred stock, rather than individual shares of offered preferred stock. If we choose to do so, we will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of offered preferred stock as described below.

     The following statements concerning depositary shares, depositary receipts, and the deposit agreement are not intended to be comprehensive and are qualified in their entirety by reference to the forms of these documents, which we have filed as exhibits to the registration statement. Each investor should refer to the detailed provisions of those documents, as we have explained under the heading "Where You Can Find More Information" in the Summary.

     The shares of any series of offered preferred stock represented by depositary shares will be deposited under a deposit agreement among Morgan Stanley, The Bank of New York, as depositary, which we refer to as the Preferred Stock Depositary, and the holders from time to time of depositary receipts issued under the agreement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of offered preferred stock represented by that depositary share, to all the rights and preferences of the offered preferred stock represented by that depositary share, including dividend, voting and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of offered preferred stock. Immediately following the issuance of shares of a series of offered preferred stock, we will deposit those shares with the Preferred Stock Depositary, which will then issue and deliver the depositary receipts to the purchasers. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

     Dividends and Other Distributions. The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received on the related series of offered preferred stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.

     If we make a distribution other than in cash, the Preferred Stock Depositary will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the Preferred Stock Depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that event, the Preferred Stock Depositary may, with our approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.

     The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by Morgan Stanley or the Preferred Stock Depositary on account of taxes or other governmental charges.

     Withdrawal of Stock. Upon surrender of the depositary receipts at the corporate trust office of the Preferred Stock Depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and compliance with any other requirement of the deposit agreement, the holder of the depositary shares evidenced by those depositary receipts is entitled to delivery of the number of whole shares of the related series of offered preferred stock and all money or other property, if any, represented by those shares. Holders of depositary receipts representing any number of whole shares of offered preferred stock will be entitled to receive whole shares of the related series of offered preferred stock, but those holders of whole shares of offered preferred stock will not thereafter be entitled to deposit those shares of offered preferred stock with the Preferred Stock Depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number representing whole shares of the related series of offered preferred stock to be withdrawn, the Preferred Stock Depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

     Voting the Offered Preferred Stock. Upon receiving notice of any meeting at which the holders of any series of the offered preferred stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of offered preferred stock. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of offered preferred stock, may instruct the Preferred Stock Depositary how to exercise his or her voting rights. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the offered preferred stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of the offered preferred stock for which it does not receive specific instructions from the holder of the depositary shares representing them.

     Redemption of Depositary Shares. Depositary shares will be redeemed from any proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the series of the offered preferred stock represented by those depositary shares. The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the series of the offered preferred stock. If we redeem shares of a series of offered preferred stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of depositary shares representing the shares of offered preferred stock that we redeem. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the Preferred Stock Depositary.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the Preferred Stock Depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the Preferred Stock Depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

     Amendment and Termination of the Deposit Agreement. We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding, and no amendment may impair the right of any holder of any depositary receipts, described above under "--Withdrawal of Stock," to receive shares of the related series of offered preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. We may terminate the deposit agreement at any time with at least 60 days' prior written notice to the Preferred Stock Depositary. Within 30 days of the date of the notice, the Preferred Stock Depositary will deliver or make available for delivery to holders of depositary receipts, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole shares of the related series of offered preferred stock as are represented by the depositary receipts. The deposit agreement will automatically terminate after there has been a final distribution on the related series of offered preferred stock in connection with any liquidation, dissolution or winding up of Morgan Stanley and that distribution has been made to the holders of depositary shares.

     Charges of Preferred Stock Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the Preferred Stock Depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.

     Limitation on Liability of Company and Preferred Stock Depositary. Neither the Preferred Stock Depositary nor Morgan Stanley will be liable if it is prevented or delayed by law, by any provision of our certificate of incorporation or of the depositary shares or by any circumstance beyond its control from performing its obligations under the deposit agreement. The obligations of Morgan Stanley and the Preferred Stock Depositary under the deposit agreement will be limited to performance with best judgment and in good faith of their duties thereunder, except that they will be liable for negligence or willful misconduct in the performance of their duties thereunder, and they will not be obligated to appear in, prosecute or defend any legal proceeding related to any depositary receipts, depositary shares or related series of offered preferred stock unless satisfactory indemnity is furnished.

     Corporate Trust Office of Preferred Stock Depositary. The Preferred Stock Depositary's corporate trust office is currently located at 101 Barclay Street, New York, New York 10286. The Preferred Stock Depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of offered preferred stock are redeemable, the Preferred Stock Depositary will act as redemption agent for the corresponding depositary receipts.

     Resignation and Removal of Preferred Stock Depositary. The Preferred Stock Depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the Preferred Stock Depositary. Any resignation or removal will take effect upon the appointment of a successor Preferred Stock Depositary. A successor must be appointed by us within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

     Reports to Holders. We will deliver all required reports and communications to holders of the offered preferred stock to the Preferred Stock Depositary, and it will forward those reports and communications to the holders of depositary shares.

Existing Common Stock

     Each holder of our common stock has one vote per share on all matters voted on generally by the stockholders, including the election of directors. Except as otherwise required by law or as provided with respect to any series of preferred stock, the holders of our common stock will possess all voting power. The Board of Directors is divided into three classes of directors with the term of one class expiring at each annual meeting of stockholders. Because our certificate of incorporation does not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares of capital stock entitled to be voted generally in the election of directors, which we refer to as the "voting stock," represented at a meeting will be able to elect all the directors standing for election at the meeting.

     The holders of our common stock are entitled to share equally in dividends as may be declared by the Board of Directors out of funds legally available therefor, but only after payment of dividends required to be paid on outstanding shares of offered preferred stock and any other class or series of stock having preference over the common stock as to dividends, including, if issued, the Capital Units Cumulative Preferred Stock.

     Upon voluntary or involuntary liquidation, dissolution or winding up of Morgan Stanley, the holders of the common stock will share pro rata in the assets remaining after payments to creditors and holders of any offered preferred stock and any other class or series of stock having preference over the common stock upon liquidation, dissolution or winding up that may be then outstanding, including, if issued, the Capital Units Cumulative Preferred Stock. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to shares of our common stock.

     All of the outstanding shares of our common stock are fully paid and nonassessable.

     The transfer agent and registrar for the common stock is Mellon Investor Services L.L.C.

Capital Units Cumulative Preferred Stock

     Rank. The Capital Units Cumulative Preferred Stock, if issued, will rank on a parity with the offered preferred stock, and rank prior to the common stock as to payment of dividends and amounts payable on liquidation. The shares of Capital Units Cumulative Preferred Stock are not convertible into common stock of Morgan Stanley and have no preemptive rights.

     Dividends. Holders of the Capital Units Cumulative Preferred Stock, if issued, are entitled to receive, when and as declared by the Board of Directors out of legally available funds, cumulative cash dividends payable quarterly at the rate of 8.03% per year.

     The Capital Units Cumulative Preferred Stock, if issued, will be junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to the Capital Units Cumulative Preferred Stock. If at any time we have failed to pay accrued dividends on any of those senior shares at the time they are payable, we may not pay any dividend on any issued Capital Units Cumulative Preferred Stock or redeem or otherwise repurchase any shares of Capital Units Cumulative Preferred Stock until we have paid in full, or set aside dividends for payment, the accumulated but unpaid dividends on those senior shares.

     We will not declare or pay or set aside for payment dividends on any preferred stock ranking on a parity as to payment of dividends with the Capital Units Cumulative Preferred Stock unless we also declare or pay or set aside for payment dividends on any outstanding shares of Capital Units Cumulative Preferred Stock for all dividend payment periods ending on or before the dividend payment date of any parity stock. We must declare, pay or set aside for payment any amounts on any issued Capital Units Cumulative Preferred Stock ratably in proportion to the respective amounts of dividends (1) accumulated and unpaid or payable on any parity stock, on the one hand, and (2) accumulated and unpaid or payable through the dividend payment period or periods of the Capital Units Cumulative Preferred Stock next preceding the dividend payment date, on the other hand.

     Except as described above, unless we have paid the full cumulative dividends on any outstanding shares of Capital Units Cumulative Preferred Stock, we may not with respect to our common stock or any other preferred stock of Morgan Stanley ranking junior to or on a parity with the Capital Units Cumulative Preferred Stock as to dividend payments:

     o declare, pay or set aside for payment any dividends, other than dividends payable in our common stock,

     o    make other distributions,

     o redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration, or

     o make any payment to or available for a sinking fund for redemption of our common stock or junior preferred stock.

     The provisions of the immediately preceding paragraph do not apply to any monies we deposit in any sinking fund with respect to any preferred stock in compliance with the provisions of that sinking fund. We may apply monies so deposited to the purchase or redemption of the preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of application we have paid or declared or set aside for payment full cumulative dividends upon any issued shares of the Capital Units Cumulative Preferred Stock. The provisions of the immediately preceding paragraph also do not restrict the ability of the holder of any junior or parity preferred stock or common stock to convert their securities into or exchange those securities for Morgan Stanley capital stock ranking junior to the Capital Units Cumulative Preferred Stock as to dividend payments.

     Redemption. The Capital Units Cumulative Preferred Stock, if issued, will not be subject to any mandatory redemption or sinking fund provision and will not be redeemable prior to February 28, 2007, except that under some circumstances it may be redeemed prior to that date at specified prices.

     On or after February 28, 2007, the Capital Units Cumulative Preferred Stock will be redeemable at our option, in whole or in part, upon not less than 30 days' notice, at specified prices during specified periods following the indicated date, plus accrued and accumulated but unpaid dividends to but excluding the date fixed for redemption.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of Morgan Stanley, the holders of shares of Capital Units Cumulative Preferred Stock will be entitled to receive liquidating distributions in the amount of $200.00 per share plus accrued and accumulated but unpaid dividends to the date of final distribution before any distribution is made to holders of

     o any other shares of preferred stock ranking junior to the Capital Units Cumulative Preferred Stock, as to rights upon liquidation, dissolution or winding up, and

     o    common stock.

However, the holders of the shares of Capital Units Cumulative Preferred Stock will not be entitled to receive the liquidation price of these shares until the liquidation preference of any other shares of Morgan Stanley's capital stock ranking senior as to rights upon liquidation, dissolution or winding up will have been paid in full or a sum set aside therefor sufficient to provide for payment in full.

     If upon any liquidation, dissolution or winding up of Morgan Stanley, the amounts payable with respect to any issued Capital Units Cumulative Preferred Stock and any other preferred stock ranking on parity as to rights upon liquidation, dissolution or winding up are not paid in full, the holders of the Capital Units Cumulative Preferred Stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Capital Units Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by Morgan Stanley.

     Voting Rights. Holders of Capital Units Cumulative Preferred Stock, if issued, will not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on the Capital Units Cumulative Preferred Stock or any other class or series of stock ranking on a parity with the Capital Units Cumulative Preferred Stock with respect to the payment of dividends and having similar voting rights are in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of Capital Units Cumulative Preferred Stock, voting separately as a class with holders of one or more other classes or series of preferred stock having similar voting rights that are exercisable, will be entitled to vote for the election of two of the authorized number of directors of Morgan Stanley at the next annual meeting of stockholders and at each subsequent meeting until we have paid or set apart for payment all dividends accumulated on the Capital Units Cumulative Preferred Stock or the other class or series of stock having similar voting rights, as applicable.

     The term of office of all directors elected by the holders of preferred stock will terminate immediately upon the termination of the right of the holders of preferred stock to vote for directors. Each holder of shares of Capital Units Cumulative Preferred Stock will have one vote for each share of Capital Units Cumulative Preferred Stock held.

     So long as any shares of Capital Units Cumulative Preferred Stock are outstanding, we will not, without the consent of the holders of at least two-thirds of the shares of Capital Units Cumulative Preferred Stock outstanding at the time, voting separately as a class with all other series of preferred stock having similar voting rights that have been conferred and are exercisable:

     o issue or increase the authorized amount of any class or series of stock ranking prior to the Capital Units Cumulative Preferred Stock as to dividends or upon liquidation, or

     o amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificate of designation relating to the Capital Units Cumulative Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the Capital Units Cumulative Preferred Stock or its holders.

For purposes of the preceding sentence any increase in the authorized amount of common stock or preferred stock or the creation and issuance of other series of common stock or preferred stock ranking on a parity with or junior to the Capital Units Cumulative Preferred Stock as to dividends and upon liquidation will not be deemed to materially and adversely affect those powers, preferences or special rights.

     Transfer Agent for Capital Units Cumulative Preferred Stock. The transfer agent and registrar for the Capital Units Cumulative Preferred Stock is The Bank of New York.

Additional Provisions of Morgan Stanley's Certificate of Incorporation and
Bylaws

     Size of the Board of Directors, Removal of Directors and Filling Vacancies on the Board of Directors. Our Board of Directors currently consists of 11 directors. The Board of Directors is divided into three classes. At each annual meeting of stockholders, a class of directors is elected, for a term expiring at the third succeeding annual meeting of stockholders after its election, to succeed that class of directors whose term then expires. Under our amended and restated bylaws, a majority vote of the Board of Directors may increase or decrease the number of directors, except that a three-quarters vote of the Board of Directors is required to change the number of directors from an even number to an odd number. However, the bylaws provide that the Board shall consist of not less than three nor more than fifteen members. Our certificate of incorporation also provides that directors may be removed only for cause and with the approval of the holders of at least 80% of the voting power of the voting stock, voting together as a single class. Any vacancy on the Board of Directors or newly created directorship will be filled by a majority vote of the remaining directors then in office though less than a quorum, and those newly elected directors will serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

     Limitations on Actions by Stockholders; Calling Special Meetings of Stockholders. Our certificate of incorporation provides that, subject to the rights of holders of any series of preferred stock or any other series of capital stock set forth in the certificate of incorporation, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting. Our bylaws provide that special meetings of the stockholders may be called at any time only by the Secretary of Morgan Stanley at the direction of and pursuant to a resolution of the Board of Directors.

     Amendment of Governing Documents. Our certificate of incorporation provides that, generally, it can be amended in accordance with the provisions of the laws of the State of Delaware. Under Section 242 of the Delaware General Corporation Law, the Board of Directors may propose, and the stockholders may adopt by a majority vote of the voting stock, an amendment to our certificate of incorporation. However, our certificate of incorporation also provides that the approval of 80% of the voting power of the voting stock, voting together as a single class, is required in order to amend, repeal or adopt any provision inconsistent with the provisions in the certificate of incorporation relating to amendment of the bylaws, actions of stockholders and the Board of Directors and to change the provisions establishing this 80% vote requirement.

     Our certificate of incorporation provides that our bylaws may be altered, amended or repealed or new provisions may be adopted by a majority of the Board of Directors or with the approval of at least 80% of the voting power of the voting stock of Morgan Stanley, voting together as a single class. Furthermore, the bylaws provide that they may be altered, amended or repealed or new provisions may be adopted by a majority of the Board of Directors or with the approval of at least 80% of the voting power of the voting stock of Morgan Stanley. However, a three-quarters vote of the Board of Directors is required for the Board of Directors to amend, alter, repeal or adopt new bylaws in conflict with the provisions of the bylaws relating to the removal of or any modification of the roles, duties or authority of the Chairman of Morgan Stanley as of May 31, 1997.

     Limitation of Directors' Liability. Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the Delaware General Corporation Law or obtained an improper personal benefit. Under our certificate of incorporation, a director of Morgan Stanley will not be personally liable to Morgan Stanley or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as in effect or as that law may be amended.

The Rights Plan

     Under a rights agreement, which we refer to as the Rights Plan, dated as of April 25, 1995 and amended as of February 4, 1997 and June 15, 1999, with JPMorgan Chase Bank, as rights agent, holders of shares of our common stock have the right, each referred to as a Right, to purchase from us a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $175 per unit subject to adjustment from time to time to prevent dilution. At present, each share of common stock is entitled to one-quarter of one Right. These rights are sometimes referred to as a poison pill.

     The Rights will become exercisable upon the earlier of:

     o 10 days following a public announcement that a person or group of affiliated or associated persons, each referred to as an "acquiring person," has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock, which we refer to as the "stock acquisition date," and

     o 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock.

After the Rights become exercisable, the Rights, other than rights held by an acquiring person, will entitle the holders to purchase, under certain circumstances, either our common stock or common stock of the potential acquirer at a substantially reduced price. We are generally entitled to redeem all but not less than all the Rights at a price of $0.01 per Right at any time until ten days following the stock acquisition date. The holder of a Right will have no rights as a stockholder of Morgan Stanley, including, without limitation, the right to vote or to receive dividends, until the Right is exercised. Unless earlier redeemed, the Rights will expire at the close of business on April 21, 2005.

     The foregoing description of the Rights is qualified in its entirety by reference to the description of the Rights Plan contained in Morgan Stanley's Registration Statement on Form 8-A dated April 25, 1995, as amended by Forms 8-A/A dated May 4, 1995 and June 29, 1999, as further amended by Current Reports on Form 8-K dated February 14, 1997 and June 29, 1999.

                              FORMS OF SECURITIES

     Each debt security, warrant, purchase contract and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) subject to the limitations explained below under "--Limitations on Issuance of Bearer Securities and Bearer Debt Warrants," in bearer form, where our obligation runs to the bearer of the security. Definitive securities name you or your nominee as the owner of the security (other than definitive bearer securities, which name the bearer as owner), and, in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, purchase contracts or units represented by these global securities (other than global bearer securities, which name the bearer as owner). The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

     Registered Global Securities. We may issue the registered debt securities, warrants, purchase contracts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

     If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

     So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Morgan Stanley, the trustees, the warrant agents, the unit agents or any other agent of Morgan Stanley, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

     Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities and Bearer Debt Warrants

     In compliance with United States federal income tax laws and regulations, bearer securities, including bearer securities in global form, and bearer debt warrants will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, agents or dealers participating in the offerings of bearer securities or bearer debt warrants, directly or indirectly, must agree that:

     o they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such bearer notes (as defined in United States Treasury Regulations
          Section 1.163-5(c)(2)(i)(D)), which we refer to as the "restricted period," offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above, and

     o they will not, at any time, offer, sell or deliver, directly or indirectly, any bearer debt warrants in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above.

In addition, any underwriters, agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities or bearer debt warrants are aware of the above restrictions on the offering, sale or delivery of bearer securities or bearer debt warrants.

     Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(3)(iii) and any coupons or talons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless Morgan Stanley has received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

     o    is owned by a person that is not a United States person;

     o is owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a "financial institution," purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date, and in either case (a) or (b) above, each of those United States financial institutions agrees, on its own behalf or through its agent, that Morgan Stanley may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder; or

     o is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     We will not issue bearer debt warrants in definitive form.

     We will make payments on bearer securities and bearer debt warrants only outside the United States and its possessions except as permitted by the above regulations.

     Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer security or coupon.

     As used in the preceding three paragraphs, the term bearer securities includes bearer securities that are part of units and the term bearer debt warrants includes bearer debt warrants that are part of units. As used herein, "United States person" means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in the Treasury Regulations.

Form of Securities Included in Units

     The form of the universal warrant or purchase contract included in a unit will correspond to the form of the unit and of any other security included in that unit.


                              PLAN OF DISTRIBUTION

     We may sell the securities being offered by this prospectus in three ways:
(1) through agents, (2) through underwriters and (3) through dealers. The agents, underwriters or dealers in the United States will include Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., and/or Morgan Stanley DW Inc., which we refer to as MSDWI, or other affiliates of ours, and the agents, underwriters, or dealers outside the United States will include Morgan Stanley & Co. International Limited, which we refer to as MSIL, and/or Bank Morgan Stanley AG or other affiliates of ours.

     We may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

     If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

     If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

     Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent -- in each case, less other expenses attributable to issuance and distribution.

     In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

     If so indicated in the applicable prospectus supplement, one or more firms, including MS & Co., MSIL, MSDWI and Bank Morgan Stanley AG, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

     Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

     If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities or warrants, purchase contracts or units, as the case may be, from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

     Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

     MS & Co., MSIL, MSDWI and Bank Morgan Stanley AG are wholly-owned subsidiaries of Morgan Stanley. Each initial offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm's distributing the securities of an affiliate. Following the initial distribution of any of these securities, MS & Co., MSIL, MSDWI, Bank Morgan Stanley AG and other affiliates of Morgan Stanley may offer and sell these securities in the course of their business as broker-dealers, subject, in the case of preferred stock and depositary shares, to obtaining any necessary approval of the New York Stock Exchange, Inc. for any of the offers and sales MS & Co. and MSDWI may make. MS & Co., MSIL, MSDWI, Bank Morgan Stanley AG and other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. MS & Co., MSIL, MSDWI, Bank Morgan Stanley AG and other affiliates may use this prospectus in connection with these transactions. None of MS & Co., MSIL, MSDWI, Bank Morgan Stanley AG or any other affiliate is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

     In the event that MS & Co., MSDWI or any other NASD member participates in a public offering of these securities: (a) the actual price and selling terms will be disclosed in post-effective amendments or prospectus supplements; (b) the maximum compensation to be received by MS & Co., MSDWI or any other NASD member in this distribution will be disclosed and submitted for approval with the NASD's Corporate Financing Department (the "Department"); and (c) prior to the commencement of the distribution, underwriting documents proposed for use will be submitted to the Department for review. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.


                                 LEGAL MATTERS

     The validity of these securities will be passed upon for Morgan Stanley by Sidley Austin Brown & Wood LLP, or other counsel who is satisfactory to MS & Co., MSIL, MSDWI or Bank Morgan Stanley AG, as the case may be, and who may be an officer of Morgan Stanley. Davis Polk & Wardwell will pass upon some legal matters relating to these securities for the underwriters. Davis Polk & Wardwell has in the past represented Morgan Stanley and continues to represent Morgan Stanley on a regular basis and in a variety of matters, including in connection with its private equity and leveraged capital activities.


                                    EXPERTS

     The consolidated financial statements and financial statement schedules of Morgan Stanley and its subsidiaries, at November 30, 2001 and 2000 and for each of the three fiscal years in the period ended November 30, 2001, included in Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended November 30, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports thereon and incorporated herein by reference. These consolidated financial statements have been incorporated by reference in reliance upon the respective reports given upon the authority of Deloitte & Touche LLP, as experts in accounting and auditing.


            ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which we refer to as a "plan," should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in these securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

     In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and MSDWI, may be considered "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code with respect to many plans, as well as many individual retirement accounts and Keogh plans (also "plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if these securities are acquired by or with the assets of a plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider, unless the securities are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

     The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of these securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because we may be considered a party in interest with respect to many plans, unless otherwise specified in the applicable prospectus supplement, these securities may not be purchased or held by any plan, any entity whose underlying assets include "plan assets" by reason of any plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any plan, unless such purchaser or holder is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not prohibited. Unless otherwise specified in the applicable prospectus supplement, any purchaser, including any fiduciary purchasing on behalf of a plan, or holder of these securities will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any plan or (b) is eligible for exemptive relief or such purchase or holding is not prohibited by ERISA or Section 4975 of the Code.

     Under ERISA, assets of a plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the plan has invested. Accordingly, insurance company general accounts that include assets of a plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing these securities on behalf of or with "plan assets" of any plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

     Purchasers of these securities have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the prohibited transaction rules of ERISA or the Code.

                        MORGAN STANLEY DEAN WITTER & CO.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



PROSPECTUS (Subject to Completion, Issued March 1, 2002)


                                  $900,000,000

                        Morgan Stanley Capital Trust III
                        Morgan Stanley Capital Trust IV
                         Morgan Stanley Capital Trust V
                        Morgan Stanley Capital Trust VI
                        Morgan Stanley Capital Trust VII

                               CAPITAL SECURITIES


                                 guaranteed by
                        Morgan Stanley Dean Witter & Co.

                              --------------------

     The Morgan Stanley Capital Trusts may offer from time to time capital securities guaranteed by Morgan Stanley Dean Witter & Co. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

     As used in this prospectus, except as otherwise specified, the terms "Morgan Stanley," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

                              --------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

                                 MORGAN STANLEY

           , 2002

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC's website is http://www.sec.gov.

     This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. under the symbol "MWD." You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Exchange, Inc., 115 Sansome Street, San Francisco, California 94104.

     The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

     (a) Annual Report on Form 10-K for the fiscal year ended November 30, 2001; and

     (b)  Current Report on Form 8-K dated December 19, 2001.

     You can request a copy of these documents, excluding exhibits, at no cost, by writing or telephoning us at the following address:

                        Morgan Stanley Dean Witter & Co.
                        1585 Broadway
                        New York, New York 10036
                        Attention: Investor Relations
                        (212) 762-8131

     There are no separate financial statements of the Morgan Stanley Capital Trusts in this prospectus. We do not believe these financial statements would be helpful because:

     o the Morgan Stanley Capital Trusts are wholly-owned subsidiaries of Morgan Stanley, which files consolidated financial information under the Securities Exchange Act of 1934;

     o the Morgan Stanley Capital Trusts will not have any independent operations other than issuing capital securities and common securities, which are together referred to as "trust securities," holding junior subordinated debentures of Morgan Stanley as trust assets and other necessary or incidental activities as described in this prospectus; and

     o Morgan Stanley guarantees the payments on the capital securities of the Morgan Stanley Capital Trusts.

     We do not expect any of the Morgan Stanley Capital Trusts will be subject to the reporting requirements of the Securities Exchange Act of 1934.

                                 MORGAN STANLEY

     Morgan Stanley is a global financial services firm that maintains leading market positions in each of its three business segments -- Securities, Investment Management and Credit Services.

     Morgan Stanley's Securities business segment includes:

     o investment banking, including securities underwriting and distribution, financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance, and financing and investing;

     o sales, trading, financing and market-making activities to facilitate client orders and on a proprietary basis, in such products as equity securities and related products, and fixed income securities and related products, including foreign exchange and commodities;

     o    principal investing, including private equity activities;

     o securities services to meet individual investor needs, including full-service brokerage services for investors seeking financial advice, online execution capabilities for self-directed investors desiring to invest with limited professional assistance and financial advisory services for high net worth clients; and

     o    other businesses, including aircraft financing activities.

     Morgan Stanley's Investment Management business segment includes global asset management products and services for individual and institutional investors through three principal distribution channels: Morgan Stanley's financial advisors and investment representatives; a non-proprietary channel consisting of third-party broker-dealers, banks, financial planners and other intermediaries; and Morgan Stanley's institutional channel.

     Morgan Stanley's Credit Services business segment includes Discover Financial Services, which offers the Discover(R) Classic Card, the Discover Gold Card, the Discover Platinum Card, the Morgan Stanley CardSM and other proprietary general purpose credit cards as well as related consumer finance products and services; and Discover Business Services, a proprietary network of merchant and cash access locations in the United States.

     Morgan Stanley provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. Morgan Stanley conducts its business from its headquarters in New York City, its regional offices and branches throughout the United States and its principal offices in London, Tokyo, Hong Kong and other world financial centers.

     Morgan Stanley's principal executive offices are at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. Under this heading, "Use of Proceeds" and "Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends," the term "Morgan Stanley" includes Morgan Stanley Dean Witter & Co. and its consolidated subsidiaries.

                       THE MORGAN STANLEY CAPITAL TRUSTS

     We created the Morgan Stanley Capital Trusts, each of which is a Delaware business trust, pursuant to trust agreements and the filing of certificates of trust with the Delaware Secretary of State. We will execute amended and restated trust agreements for the Morgan Stanley Capital Trusts, referred to in this prospectus as the "trust agreements," which will state the terms and conditions for the Morgan Stanley Capital Trusts to issue and sell their trust securities. We have filed a form of trust agreement as an exhibit to the registration statement of which this prospectus forms a part. We, as holder of the common securities, intend to select two of our employees, officers or affiliates to serve as administrators of the Morgan Stanley Capital Trusts.

     Each Morgan Stanley Capital Trust exists solely to

     o    issue and sell its trust securities;

     o use the proceeds from the sale of its trust securities to purchase Morgan Stanley's junior subordinated debentures; and

     o engage in other activities that are necessary, convenient or incidental to the above purposes (such as registering the transfer of trust securities).

     Accordingly, our junior subordinated debentures will be the sole assets of each Morgan Stanley Capital Trust, and payments under the junior subordinated debentures owned by each Morgan Stanley Capital Trust will be its sole source of revenues.

     We will hold directly or indirectly all of the common securities of each of the Morgan Stanley Capital Trusts. Unless otherwise specified in the applicable prospectus supplement, the common securities will represent an aggregate liquidation amount equal to at least 3% of each Morgan Stanley Capital Trust's total capitalization. The capital securities will represent the remaining percentage of each Morgan Stanley Capital Trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the capital securities. However, if Morgan Stanley defaults in payments due under the junior subordinated debentures owned by a Morgan Stanley Capital Trust, then distributions, redemption payments and liquidation payments must be paid to the holders of the capital securities of that trust before any payments are paid to the holders of the common securities of that trust. Unless otherwise specified in the applicable prospectus supplement, each Morgan Stanley Capital Trust will have a term of approximately 40 years from the initial issue date of its capital securities, but may dissolve earlier as provided in the applicable trust agreement and described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the name and address of the Delaware trustee for each Morgan Stanley Capital Trust will be The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, and the name and address of the property trustee, the guarantee trustee and the indenture trustee for each Morgan Stanley Capital Trust will be The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286.

     The capital securities will be guaranteed by us as described in this prospectus and the applicable prospectus supplement.

     Only we, as direct or indirect owner of the common securities, can remove or replace the administrators. In addition, we can increase or decrease the number of administrators. Also, we, as direct or indirect holder of the common securities, will generally have the sole right to remove or replace the property trustee and Delaware trustee. However, if Morgan Stanley defaults on the junior subordinated debentures owned by a Morgan Stanley Capital Trust or an event of default under the trust agreement occurs, then, so long as that default is continuing, the holders of a majority in liquidation amount of the outstanding capital securities of that trust may remove and replace the property trustee and Delaware trustee for that trust.

     We will pay all fees and expenses related to the organization of the Morgan Stanley Capital Trusts and the offering of the capital securities. We will also pay all ongoing costs and expenses of the Morgan Stanley Capital Trusts, except each trust's obligations under the trust securities.

                                USE OF PROCEEDS

     The Morgan Stanley Capital Trusts will use all proceeds from the sale of trust securities to purchase junior subordinated debentures from us. Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our junior subordinated debentures for general corporate purposes, which may include, among other things:

     o    additions to working capital;

     o    the redemption of outstanding preferred stock;

     o    the repurchase of outstanding common stock; and

     o    the repayment of indebtedness.

     We anticipate that we will raise additional funds from time to time through equity or debt financing, including borrowings under revolving credit agreements, to finance our businesses worldwide.

              CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
            EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth Morgan Stanley's consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated.

                                           Fiscal Year
                                 --------------------------------
                                 2001   2000   1999   1998   1997
                                 ----   ----   ----   ----   ----
Ratio of earnings to
  fixed charges...............   1.3    1.5    1.6    1.4    1.4
Ratio of earnings to
  fixed charges and
  preferred stock dividends...   1.3    1.5    1.6    1.4    1.4

     For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings are the sum of:

     o    pre-tax income;

     o    fixed charges; and

     o    amortization of capitalized interest;

     less:

     o    capitalized interest.

     For purposes of calculating both ratios, fixed charges are the sum of:

     o    interest expensed and capitalized;

     o amortized premiums, discounts and capitalized expenses related to indebtedness; and

     o    our estimate of the interest component of rental expenses.

     Additionally, for purposes of calculating the ratio of earnings to fixed charges and preferred stock dividends, preferred stock dividends are included in the denominator of the ratio on a pre-tax basis. Distributions on capital securities issued by MSDW Capital Trust I and Morgan Stanley Capital Trust II, which are Delaware business trusts all of the common securities of which are owned by us, are included in fixed charges as interest expense, not as preferred stock dividends.

                       DESCRIPTION OF CAPITAL SECURITIES

     Each Morgan Stanley Capital Trust will issue only one series of capital securities and one series of common securities. The trust agreement for each Morgan Stanley Capital Trust will be qualified as an indenture under the Trust Indenture Act of 1939. The capital securities will have terms and will be subject to conditions as set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act. This summary of certain provisions of the capital securities and each trust agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each trust agreement, including the definitions of certain terms, and those provisions made part of each trust agreement by the Trust Indenture Act. A form of the trust agreement to be used in connection with the issuance of the capital securities and a form of the capital securities are filed as exhibits to the registration statement that includes this prospectus. Wherever particular defined terms of a trust agreement are referred to in this prospectus, those defined terms are incorporated in this prospectus by reference. A copy of the form of the trust agreement is available upon request from the property trustee of the relevant trust.

General

     The capital securities will represent preferred undivided beneficial interests in the assets of the applicable Morgan Stanley Capital Trust. The only assets of a Morgan Stanley Capital Trust, and its only source of revenues, will be the junior subordinated debentures purchased by the Morgan Stanley Capital Trust with the proceeds from the sale of its trust securities. Accordingly, distribution and other payment dates for the trust securities will correspond with the interest and other payment dates for the junior subordinated debentures. If we do not make payments on the junior subordinated debentures in accordance with their terms, the Morgan Stanley Capital Trust will not have funds available to pay distributions or other amounts payable on the trust securities issued by that Morgan Stanley Capital Trust in accordance with their terms. The capital securities issued by a Morgan Stanley Capital Trust will rank equally, and payments will be made proportionately, with the common securities issued by that Morgan Stanley Capital Trust except as described below under "--Subordination of Common Securities" and in the applicable prospectus supplement. Payments on the capital securities will be fully and unconditionally guaranteed by us to the extent described under "Description of Guarantees" and in the applicable prospectus supplement.

     Each Morgan Stanley Capital Trust will describe the specific terms of the capital securities it is offering in the applicable prospectus supplement, including:

     o the specific designation, liquidation amount, number to be issued by the Morgan Stanley Capital Trust and purchase price;

     o the currency or units based on or relating to currencies in which distributions and other payments will or may be payable;

     o the distribution rates (or the method by which the rates will be determined), if any;

     o    the dates on which any distributions will be payable;

     o    any provisions relating to deferral of distribution payments;

     o the places where distributions and other amounts payable on the capital securities will be payable;

     o    any repayment, redemption, prepayment or sinking fund provisions;

     o    any conversion or exchange provisions;

     o    the voting rights, if any, of holders of the capital securities;

     o the terms and conditions, if any, upon which the assets of the Morgan Stanley Capital Trust may be distributed to holders of the capital securities;

     o    any applicable United States federal income tax consequences; and

     o    any other specific terms of the capital securities.

     If indicated in the applicable prospectus supplement, the terms of the trust agreement for, and capital securities offered by, a Morgan Stanley Capital Trust may differ from the terms summarized in this prospectus.

Distributions

     Distributions on the capital securities will be cumulative. Distributions will accumulate from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. The amount of distributions payable for any period less than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in that period, unless otherwise specified in the applicable prospectus supplement. Distributions payable for each full distribution period will be computed by dividing the annual rate by four, unless otherwise specified in the applicable prospectus supplement.

Subordination of Common Securities

     Payment of distributions on, and other amounts payable under, the capital securities and the common securities issued by a Morgan Stanley Capital Trust will be made proportionately based on the liquidation amount of the capital securities and the common securities. However, unless otherwise provided in the applicable prospectus supplement, if on any distribution date or other payment date, an event of default with respect to the junior subordinated debentures, which we refer to as a "debenture event of default," owned by the Morgan Stanley Capital Trust has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, no payment of any distribution on, or other amounts payable under, the common securities will be made unless cash payment in full of all accumulated amounts then due and payable with respect to all of the Morgan Stanley Capital Trust's outstanding capital securities has been made or provided for, and all funds immediately available to the property trustee will first be applied to the cash payment in full of all distributions on, and all other amounts with respect to, capital securities then due and payable.

     In the case of any event of default under the applicable trust agreement occurring as a result of a debenture event of default, the holders of the applicable Morgan Stanley Capital Trust's common securities will have no right to act with respect to the event of default under the applicable trust agreement until the effects with respect to the capital securities of all events of default resulting from a debenture event of default have been cured, waived or otherwise eliminated. Until all of the events of default resulting from a debenture event of default have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of the holders of the common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution upon Dissolution

     The amount payable on capital securities in the event of any liquidation of a Morgan Stanley Capital Trust will be the stated liquidation amount per capital security or other amount as specified in the applicable prospectus supplement plus accumulated and unpaid distributions, which, if specified in the applicable prospectus supplement, may be in the form of a distribution of the junior subordinated debentures owned by the Morgan Stanley Capital Trust.

     The holders of all the outstanding common securities of a Morgan Stanley Capital Trust will have the right at any time to dissolve the Morgan Stanley Capital Trust and, after satisfaction of liabilities to creditors of the Morgan Stanley Capital Trust as provided by applicable law, cause the junior subordinated debentures owned by the Morgan Stanley Capital Trust to be distributed to the holders of the capital securities and common securities in liquidation of the Morgan Stanley Capital Trust as described in the applicable prospectus supplement. Other terms for the dissolution of a Morgan Stanley Capital Trust and the distribution or liquidation of its assets to holders of trust securities will be set forth in the applicable prospectus supplement.

Capital Securities Events of Default; Notice

     Any one of the following events constitutes an event of default under a trust agreement, which we refer to as a "capital securities event of default," regardless of the reason for the capital securities event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

     o the occurrence of an event of default with respect to the junior subordinated debentures in which the proceeds from the sale of the trust securities have been invested;

     o default by the applicable Morgan Stanley Capital Trust or the property trustee in the payment of any distribution on the capital securities when it becomes due and payable, and continuation of the default for a period of 30 days;

     o default by the applicable Morgan Stanley Capital Trust or the property trustee in the payment of any redemption price of any trust security issued pursuant to its trust agreement when it becomes due and payable;

     o default in the performance, or breach, in any material respect, of any covenant or warranty of the applicable property trustee and Delaware trustee (other than a covenant or warranty described above dealing with default in the payment of any distribution or redemption price) and continuation of such default or breach for a period of 60 days after written notice has been given, by registered or certified mail, to the applicable property trustee and Delaware trustee and us by the holders of at least 25% in aggregate liquidation amount of the capital securities outstanding, which notice must specify the default or breach, demand it be remedied and state that it is a "Notice of Default" under the applicable trust agreement; or

     o the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee or all or substantially all of its property if a successor property trustee has not been appointed within 90 days of the event.

     Within ten business days after the occurrence of any capital securities event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the applicable trust securities and the administrators, unless the capital securities event of default has been cured or waived. In addition, the property trustee will notify each holder of the capital securities of any notice of default received by it with respect to the junior subordinated debentures. We, as depositor, and the administrators are required to file annually with the property trustee a certificate as to whether or not the applicable Morgan Stanley Capital Trust is in compliance with all the conditions and covenants under its trust agreement.

     If a debenture event of default has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures owned by a Morgan Stanley Capital Trust when due, the capital securities issued by that Morgan Stanley Capital Trust will have a preference over the common securities issued by the Morgan Stanley Capital Trust with respect to payments of any amounts in respect of the capital securities as described above under "--Subordination of Common Securities."

Removal of Morgan Stanley Capital Trustees; Appointment of Successors

     The holders of at least a majority in aggregate liquidation amount of the outstanding capital securities may remove the property trustee or the Delaware trustee for cause or, if a debenture event of default has occurred and is continuing, with or without cause. If a property trustee or Delaware trustee is removed by the holders of the outstanding capital securities, the successor may be appointed by the holders of at least 25% in liquidation amount of the outstanding capital securities. If a property trustee or Delaware trustee resigns, the resigning property trustee or Delaware trustee will appoint its successor. If a resigning property trustee or Delaware trustee fails to appoint a successor, the holders of at least 25% in liquidation amount of the outstanding capital securities may appoint a successor. If a successor has not been appointed by the holders, any holder of capital securities or common securities or the property trustee or the Delaware trustee may petition a court of competent jurisdiction to appoint a successor. Any Delaware trustee must meet the applicable requirements of Delaware law. Any property trustee must be a national- or state-chartered bank and at the time of appointment have capital and surplus of at least $50,000,000. No resignation or removal of a property trustee or Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Merger or Consolidation of Morgan Stanley Capital Trustees

     Any entity into which a property trustee or Delaware trustee is merged or converted or with which it is consolidated, or any entity resulting from any merger, conversion or consolidation to which the property trustee or the Delaware trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of the property trustee or the Delaware trustee, will be the successor of that property trustee or Delaware trustee under each trust agreement, provided it is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Morgan Stanley Capital Trusts

     A Morgan Stanley Capital Trust may not merge with or into, consolidate or amalgamate with, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the applicable trust agreement. A Morgan Stanley Capital Trust may, at the request of the holders of its common securities and with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding capital securities, merge with or into, consolidate or amalgamate with, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state of the United States, so long as

     o    the successor entity either:

          o expressly assumes all the obligations of the Morgan Stanley Capital Trust with respect to the capital securities of that Morgan Stanley Capital Trust, or

          o substitutes for the capital securities of that Morgan Stanley Capital Trust other securities having substantially the same terms as those capital securities so long as the successor securities have the same priority as the capital securities with respect to distributions and payments upon liquidation, redemption and otherwise;

     o the successor entity has a trustee possessing the same powers and duties as the property trustee;

     o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities of that Morgan Stanley Capital Trust (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

     o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

     o the successor entity has a purpose substantially identical to that of the Morgan Stanley Capital Trust;

     o prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee and Delaware trustee have received an opinion from independent counsel experienced in these matters to the effect that:

          o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) of that Morgan Stanley Capital Trust in any material respect, and

          o following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Morgan Stanley Capital Trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act of 1940; and

     o Morgan Stanley or any permitted transferee to whom Morgan Stanley has transferred the common securities owns, directly or indirectly, all of the common securities of the successor entity and guarantees the obligations of the successor entity with respect to the successor securities at least to the extent provided by the related guarantee with respect to the capital securities.

Notwithstanding the foregoing, a Morgan Stanley Capital Trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the capital securities of that Morgan Stanley Capital Trust, merge with or into, consolidate or amalgamate with, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to merge with or into, consolidate or amalgamate with, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Morgan Stanley Capital Trust or the successor entity to be taxable as a corporation for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreements

     Except as provided below and under "--Removal of Morgan Stanley Capital Trustees; Appointment of Successors" and "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights.

     Each trust agreement may be amended from time to time by the holders of at least a majority in aggregate liquidation amount of the common securities and the property trustee, without the consent of the holders of the capital securities, to:

     o cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, provided that the amendment will not adversely affect in any material respect the interests of any holder of trust securities; or

     o modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the Morgan Stanley Capital Trust will not be taxable as a corporation for United States federal income tax purposes at any time that any trust securities are outstanding or to ensure that the Morgan Stanley Capital Trust will not be required to register as an "investment company" under the Investment Company Act of 1940.

     Any amendment of the trust agreement without the consent of the holders of the capital securities will become effective when notice of the amendment is given to the holders of trust securities.

     Each trust agreement may be amended by the holders of at least a majority in aggregate liquidation amount of the common securities and the property trustee with:

     o the consent of holders representing at least a majority in aggregate liquidation amount of the outstanding capital securities; and

     o receipt by the Delaware trustee and the property trustee of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Delaware trustee and the property trustee in accordance with the amendment will not cause the Morgan Stanley Capital Trust to be taxable as a corporation for United States federal income tax purposes or affect the Morgan Stanley Capital Trust's exemption from status as an "investment company" under the Investment Company Act of 1940;

except that, without the consent of each holder of trust securities affected, a trust agreement may not be amended to:

     o change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or

     o restrict the right of a holder of trust securities to institute suit for the enforcement of payment of any distribution on the trust securities on or after such date.

     So long as any junior subordinated debentures are held by a Morgan Stanley Capital Trust, the property trustee will not:

     o direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or execute any trust or power conferred on the property trustee with respect to the junior subordinated debentures,

     o    waive any past default that may be waived under the indenture,

     o exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal amount of the junior subordinated debentures, or

     o consent to any amendment, modification or termination of the indenture or junior subordinated debentures, where the consent is required,

without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding capital securities, except that, if a consent under the indenture would require the consent of each holder of the junior subordinated debentures affected, no consent will be given by the property trustee without the prior consent of each holder of the capital securities.

     In addition to obtaining the foregoing approvals of the holders of the capital securities, before taking any of the foregoing actions, the property trustee will obtain an opinion of counsel experienced in these matters to the effect that the Morgan Stanley Capital Trust will not be taxable as a corporation for United States federal income tax purposes on account of the action. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the capital securities issued by the Morgan Stanley Capital Trust except by subsequent vote of the holders of the capital securities.

     Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each registered holder of capital securities in the manner set forth in each trust agreement.

     No vote or consent of the holders of capital securities will be required to redeem and cancel the capital securities in accordance with the applicable trust agreement.

     Any capital securities that are owned by us, the Delaware trustee, the property trustee, the administrators or any of our affiliates or affiliates of any Delaware trustee or property trustee, will, for purposes of a vote or consent under any of the circumstances described above, be treated as if they were not outstanding.

Expenses and Taxes

     In the junior subordinated debentures owned by a Morgan Stanley Capital Trust, we, as borrower, will agree to pay all debts and other obligations (other than with respect to the capital securities issued by the Morgan Stanley Capital Trust) and all costs and expenses of the Morgan Stanley Capital Trust (including costs and expenses relating to the organization of the Morgan Stanley Capital Trust, the fees and expenses of the Delaware trustee and property trustee on behalf of the Morgan Stanley Capital Trust and the costs and expenses relating to the operation of the Morgan Stanley Capital Trust) and to pay any and all taxes and all costs and expenses with respect to those taxes (other than United States withholding taxes) to which the Morgan Stanley Capital Trust might become subject. The foregoing obligations under the junior subordinated debentures owned by a Morgan Stanley Capital Trust are for the benefit of, and shall be enforceable by, any person to whom any of those debts, obligations, costs, expenses and taxes payable by the Morgan Stanley Capital Trust are owed, whether or not that person has received notice of the debts, obligations, costs, expenses or taxes. Any such person may enforce these obligations directly against us, and we will irrevocably waive any right or remedy to require that person to take any action against a Morgan Stanley Capital Trust or any other person before proceeding against us. We will also agree in the junior subordinated debentures owned by a Morgan Stanley Capital Trust to execute additional agreements necessary or desirable to give full effect to the foregoing.

Payment and Paying Agency

     The applicable prospectus supplement will specify the manner in which payments in respect of the capital securities will be made. The paying agent for capital securities will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee and the administrators. If the property trustee is no longer the paying agent, the property trustee will appoint a successor (which must be a bank or trust company) reasonably acceptable to the administrators to act as paying agent.

Registrar and Transfer Agent

     Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

     Registration of transfers and exchanges of capital securities will be effected without charge by or on behalf of each Morgan Stanley Capital Trust, but the property trustee may require payment to cover any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Morgan Stanley Capital Trusts will not be required to register or cause to be registered the transfer of, or exchange or to cause to be exchanged, any capital securities that have been called for redemption.

Information Concerning the Property Trustee

     The property trustee, other than during the occurrence and continuance of a capital securities event of default, undertakes to perform only those duties specifically set forth in each trust agreement or provided by the Trust Indenture Act and, after a capital securities event of default has occurred that has not been cured or waived, must exercise the rights and powers vested in it by the applicable trust agreement for the benefit of the holders of trust securities using the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the rights or powers vested in it by the applicable trust agreement, other than those vested in it upon the occurrence of a capital securities event of default, at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in complying with the request or direction.

     For information concerning the relationships between The Bank of New York, which will initially be the property trustee, and us, see "Description of Junior Subordinated Debentures--Information Concerning the Indenture Trustee."

Miscellaneous

     The administrators and the property trustee of each Morgan Stanley Capital Trust are authorized and directed to conduct the affairs of, and to operate, the applicable Morgan Stanley Capital Trust in such a way that the Morgan Stanley Capital Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxed as a corporation for United States federal income tax purposes and so that the junior subordinated debentures owned by the Morgan Stanley Capital Trust will be treated as indebtedness of Morgan Stanley for United States federal income tax purposes. In this regard, the property trustee and the holders of common securities are authorized to take any action, not inconsistent with applicable law or the certificate of trust or the trust agreement of the applicable Morgan Stanley Capital Trust, that the property trustee and the holders of common securities determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the capital securities of the applicable Morgan Stanley Capital Trust.

     Holders of the trust securities have no preemptive or similar rights.

     The Morgan Stanley Capital Trusts may not borrow money, issue debt or mortgage or pledge any of their assets.

Governing Law

     Each trust agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The junior subordinated debentures will constitute junior subordinated debt of Morgan Stanley and will be issued under a junior subordinated indenture, dated March 1, 1998, entered into between us and The Bank of New York, as indenture trustee. The indenture contains, and the junior subordinated debentures, when issued, will contain, additional important terms and provisions. The indenture and the form of the junior subordinated debentures are filed as exhibits to the registration statement that includes this prospectus. The following summaries of certain provisions of the indenture and the junior subordinated debentures do not purport to be complete and are subject to the detailed provisions of the indenture and junior subordinated debentures. Where appropriate, we use parentheses to refer you to the particular sections of the indenture. Any reference to particular sections or defined terms of the indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

     This summary of the indenture and the junior subordinated debentures relates to terms and conditions applicable to the junior subordinated debentures generally. The particular terms of any series of junior subordinated debentures will be summarized in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

General

     Each series of junior subordinated debentures issued under the indenture will rank equally with all other series of junior subordinated debentures issued under the indenture and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the indenture to all senior indebtedness of Morgan Stanley. See "--Subordination." Most of our assets are owned by our subsidiaries. Therefore, our rights and the rights of our creditors, including holders of junior subordinated debentures, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we ourselves may be a creditor with recognized claims against the subsidiary. In addition, dividends, loans and advances to us from certain subsidiaries are restricted by legal requirements, including (in the case of Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc.) net capital requirements under the Securities Exchange Act of 1934 and under rules of certain exchanges and other regulatory bodies, and (in the case of Discover Bank, a Delaware-chartered bank and our wholly-owned indirect subsidiary, and other bank subsidiaries) by banking regulations. Except as otherwise provided in the applicable prospectus supplement, the indenture does not limit the incurrence or issuance of other secured or unsecured debt of Morgan Stanley, including senior indebtedness, whether under the indenture, any other existing indenture or any other indenture that Morgan Stanley may enter into in the future, or otherwise afford holders of junior subordinated debentures protection in the event of a highly leveraged or similar transaction that may adversely affect the holders of the junior subordinated debentures. See "--Subordination" and the applicable prospectus supplement relating to any offering of capital securities or junior subordinated debentures.

     We may issue junior subordinated debentures from time to time in one or more series pursuant to a supplemental indenture or a resolution of our board of directors or a committee of our board of directors.

     The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered junior subordinated debentures:

     o    the title of the junior subordinated debentures;

     o any limit upon the aggregate principal amount of the junior subordinated debentures;

     o the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof, including the right, if any, of Morgan Stanley to shorten or extend the stated maturity date in certain circumstances;

     o the rate or rates, if any, at which the junior subordinated debentures will bear interest, the dates on which that interest will be payable, the right, if any, of Morgan Stanley to defer or extend an interest payment date and the record dates for any interest payable on any interest payment date or the method by which any of the foregoing will be determined;

     o the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where, subject to the terms of the indenture as described below under "--Registration and Transfer of Junior Subordinated Debentures," the junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon Morgan Stanley in respect of the junior subordinated debentures and the indenture may be made;

     o any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which junior subordinated debentures may be redeemed, in whole or in part, at the option of Morgan Stanley or a holder of junior subordinated debentures;

     o the obligation, if any, of Morgan Stanley to redeem, purchase or repay the junior subordinated debentures and the period or periods within which, the price or prices at which, and the other terms and conditions upon which the junior subordinated debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

     o the denominations in which any junior subordinated debentures will be issuable if other than denominations of $25 and any integral multiple of $25;

     o if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debentures will be payable, or in which the junior subordinated debentures will be denominated;

     o any additions, modifications or deletions in the events of default under the indenture or covenants of Morgan Stanley specified in the indenture with respect to the junior subordinated debentures;

     o if other than the principal amount, the portion of the principal amount of junior subordinated debentures that will be payable upon declaration of acceleration of maturity;

     o any index or indices used to determine the amount of payments of principal of and premium, if any, and interest on the junior subordinated debentures and the manner in which those amounts will be determined;

     o whether the junior subordinated debentures will be issuable in registered form or bearer form or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the bearer securities;

     o any additions or changes to the indenture with respect to a series of junior subordinated debentures as will be necessary to permit or facilitate the issuance of that series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

     o the appointment of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents;

     o whether the junior subordinated debentures will be convertible or exchangeable for other securities or property and, if so, the terms of any conversion or exchange and the terms of the other securities; and

     o any other terms of the junior subordinated debentures not inconsistent with the provisions of the indenture.

Registration and Transfer of Junior Subordinated Debentures

     Holders may present junior subordinated debentures for exchange, and holders of registered junior subordinated debentures may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the junior subordinated debentures and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the indenture.

     Holders may transfer junior subordinated debentures in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Subordination

     Holders of the junior subordinated debentures should recognize that contractual provisions in the indenture may prohibit us from making payments on these securities. The junior subordinated debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the indenture, to all of our senior indebtedness. The indenture defines senior indebtedness as obligations of, or guaranteed or assumed by, Morgan Stanley for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations. Nonrecourse obligations, the junior subordinated debentures and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the indenture. (Section 1.01)

     The indenture does not restrict our ability to issue senior indebtedness.

     The indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any junior subordinated debentures may be made in the event:

     o of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

     o that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness, that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

     o that the principal of and accrued interest on any junior subordinated debentures have been declared due and payable upon an event of default as defined under the indenture and that declaration has not been rescinded and annulled as provided under the indenture. (Section 13.01)

     The applicable prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Merger, Consolidation, Sale, Lease or Conveyance

     The indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

     o    we will be the continuing corporation; or

     o the successor corporation or person that acquires all or substantially all of our assets:

          o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

          o will expressly assume all of our obligations under the indenture and the junior subordinated debentures issued under the indenture; and

     o immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the indenture applicable to us. (Section 9.01)

     There are no covenants or other provisions in the indenture that would afford holders of junior subordinated debentures additional protection in the event of a recapitalization transaction, a change of control of Morgan Stanley or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Morgan Stanley or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular junior subordinated debentures, which we would describe in the applicable prospectus supplement.

Events of Default

     The indenture provides holders of junior subordinated debentures with remedies if we fail to perform specific obligations, such as making payments on the junior subordinated debentures or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture permits the issuance of junior subordinated debentures in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

     An event of default is defined under the indenture, with respect to any series of junior subordinated debentures issued under the indenture, as being:

     o default in payment of any principal of the junior subordinated debentures of that series, either at maturity or upon any redemption, by declaration or otherwise;

     o default for 30 days in payment of any interest on any junior subordinated debentures of that series, provided, however, that a valid extension of an interest payment period by Morgan Stanley in accordance with the terms of the junior subordinated debentures of any series will not constitute a default in the payment of interest for this purpose;

     o default for 60 days after written notice in the observance or performance of any other covenant or agreement in the junior subordinated debentures of that series or the indenture, other than a covenant or warranty with respect to the junior subordinated debentures of that series the breach or nonperformance of which is otherwise included in the definition of "event of default";

     o    events of bankruptcy, insolvency or reorganization;

     o failure to make any payment at maturity, including any applicable grace period, on indebtedness in an amount in excess of $10,000,000 and continuance of that failure for a period of 30 days after written notice of the failure to us by the indenture trustee, or to us and the indenture trustee by the holders of not less than 25% in principal amount of the outstanding junior subordinated debentures, treated as one class, issued under the indenture;

     o default with respect to any indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $10,000,000 without the indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice of the acceleration to us by the applicable trustee, or to us and the applicable trustee by the holders of not less than 25% in principal amount of the outstanding junior subordinated debentures, treated as one class, issued under the indenture; or

     o any other event of default provided in a supplemental indenture under which the series of junior subordinated debentures is issued.

     For purposes of the fifth and sixth clauses above, indebtedness means obligations of, or guaranteed or assumed by, Morgan Stanley, other than the junior subordinated debentures of that series, for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, but does not include non-recourse obligations. In addition, if a failure, default or acceleration referred to in the fifth and sixth clauses above ceases or is cured, waived, rescinded or annulled, then the event of default under the indenture caused by that failure, default or acceleration will also be considered cured. (Section 5.01)

     Acceleration of Junior Subordinated Debentures upon an Event of Default

     The indenture provides that:

     o if an event of default due to the default in payment of principal of, or any premium or interest on, any series of junior subordinated debentures issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of Morgan Stanley applicable to the junior subordinated debentures of that series but not applicable to all outstanding junior subordinated debentures issued under the indenture, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures of each affected series, voting as one class, by notice in writing to Morgan Stanley, may declare the principal of all junior subordinated debentures of each affected series and interest accrued thereon to be due and payable immediately; and

     o if an event of default due to a default in the performance of any other covenants or agreements in the indenture applicable to all outstanding junior subordinated debentures issued under the indenture or due to specified events of bankruptcy, insolvency or reorganization of Morgan Stanley occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding junior subordinated debentures issued under that indenture, voting as one class, by notice in writing to Morgan Stanley may declare the principal of all those junior subordinated debentures and interest accrued thereon to be due and payable immediately. (Section 5.01)

     Annulment of Acceleration and Waiver of Defaults

     In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding junior subordinated debentures affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the junior subordinated debentures. (Section 5.10)

     Indemnification of Trustee for Actions Taken on Your Behalf

     The indenture contains a provision entitling the indenture trustee, subject to the duty of the indenture trustee during a default to act with the required standard of care, to be indemnified by the holders of junior subordinated debentures issued under that indenture before proceeding to exercise any right or power at the request of holders. (Section 6.02) Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding junior subordinated debentures of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the indenture trustee. (Section 5.09)

     Limitation on Actions by You as an Individual Holder

     The indenture provides that no individual holder of junior subordinated debentures may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

     o the holder must have previously given written notice to the trustee of the continuing default;

     o the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the indenture trustee reasonable indemnity;

     o the indenture trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

     o the holders of a majority in principal amount of the outstanding junior subordinated debentures of each affected series, voting as one class, must not have given directions to the indenture trustee inconsistent with those of the holders referred to above. (Sections
          5.06 and 5.09)

     Annual Certification

     The indenture contains a covenant that we will file annually with the indenture trustee a certificate of no default or a certificate specifying any default that exists. (Section 3.05)

Discharge, Defeasance and Covenant Defeasance

     We have the ability to eliminate most or all of our obligations on any series of junior subordinated debentures prior to maturity if we comply with the following provisions. (Section 10.01)

     Discharge of Indenture

     We may discharge all of our obligations, other than as to transfers and exchanges, under the indenture after we have:

     o paid or caused to be paid the principal of and interest on all of the outstanding junior subordinated debentures in accordance with their terms;

     o delivered to the indenture trustee for cancellation all of the outstanding junior subordinated debentures; or

     o irrevocably deposited with the indenture trustee cash or, in the case of a series of junior subordinated debentures payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of junior subordinated debentures issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those junior subordinated debentures, except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of junior subordinated debentures that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the indenture relating only to that series of junior subordinated debentures.

     Defeasance of a Series of Securities at Any Time

     We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of junior subordinated debentures at any time, which we refer to as "defeasance."

     We may be released with respect to any outstanding series of junior subordinated debentures from the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with that section without creating an event of default. Discharge under these procedures is called "covenant defeasance."

     Defeasance or covenant defeasance may be effected only if, among other things:

     o we irrevocably deposit with the indenture trustee cash or, in the case of junior subordinated debentures payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding junior subordinated debentures of the series being defeased;

     o we deliver to the indenture trustee an opinion of counsel to the effect that:

          o the holders of the series of junior subordinated debentures being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

          o the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of junior subordinated debentures being defeased;

          in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law;

          o no event or condition will exist that, under the provisions described under "--Subordination" above, would prevent us from making payments of principal or interest on the junior subordinated debentures at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after that deposit date; and

          o we deliver to the indenture trustee an opinion of counsel to the effect that:

          o the trust funds will not be subject to any rights of holders of senior indebtedness; and

          o after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the indenture trustee and the holders of the junior subordinated debentures would be entitled to some enumerated rights as secured creditors in the trust funds. (Section 10.01)

Modification of Indenture

     Modification Without Consent of Holders

     We and the indenture trustee may enter into supplemental indentures without the consent of the holders of junior subordinated debentures to:

     o    secure any junior subordinated debentures;

     o evidence the assumption of our obligations by a successor corporation;

     o add covenants for the protection of the holders of junior subordinated debentures;

     o    cure any ambiguity or correct any inconsistency in the indenture;

     o establish the forms or terms of junior subordinated debentures of any series; and

     o evidence the acceptance of appointment by a successor indenture trustee. (Section 8.01)

     Modification with Consent of Holders

     We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding junior subordinated debentures, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those junior subordinated debentures. However, except as specified in the applicable prospectus supplement, we and the trustee may not make any of the following changes to any outstanding junior subordinated debenture without the consent of each holder that would be affected by such change:

     o    extend the final maturity of the principal;

     o    reduce the principal amount;

     o    reduce the rate or extend the time of payment of interest;

     o    reduce any amount payable on redemption;

     o change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

     o reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

     o alter certain provisions of the indenture relating to the junior subordinated debentures not denominated in U.S. dollars;

     o impair the right of any holder to institute suit for the enforcement of any payment on any junior subordinated debenture when due; or

     o reduce the percentage of junior subordinated debentures the consent of whose holders is required for modification of the indenture.

     If the junior subordinated debentures are owned by a Morgan Stanley Capital Trust, none of the modifications described above may be made without the prior written consent of all the holders of capital securities of the Morgan Stanley Capital Trust. (Section 8.02)

     Modification of Subordination Provisions

     We may not amend the indenture to alter the subordination of any outstanding junior subordinated debentures without the written consent of each potentially adversely affected holder of senior indebtedness then outstanding. (Section 8.06)

Information Concerning the Indenture Trustee

         We and our subsidiaries maintain credit facilities and other ordinary banking relationships with The Bank of New York.

Governing Law

         The junior subordinated debentures and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

                        DESCRIPTION OF GLOBAL SECURITIES

     We may issue the registered junior subordinated debentures and capital securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

     The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a registered global security will be described in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

     So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, and premium, if any, and interest on, junior subordinated debentures, and any payments to holders with respect to capital securities, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Morgan Stanley, the indenture trustee, the Delaware trustee, the property trustee or any other agent of Morgan Stanley, agent of the applicable Morgan Stanley Capital Trust or agent of any of the aforementioned trustees, as the case may be, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We and the Morgan Stanley Capital Trusts expect that the depositary for any securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution with respect to underlying securities to holders in respect of the registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We and the Morgan Stanley Capital Trusts also expect that payments by participants to owners of beneficial interests in the registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     If the depositary for any securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us or the applicable Morgan Stanley Capital Trust, as the case may be, within 90 days, we or the applicable Morgan Stanley Capital Trust, as the case may be, will issue the securities in definitive form in exchange for the registered global security. In addition, we or the applicable Morgan Stanley Capital Trust, as the case may be, may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more registered global securities and, in that event, will issue securities of the series in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names as the depositary instructs the relevant trustee or other relevant agent of Morgan Stanley, the applicable Morgan Stanley Capital Trust or that trustee. It is expected that those instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security.

     The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

                           DESCRIPTION OF GUARANTEES

     Morgan Stanley will execute and deliver a guarantee concurrently with the issuance by each Morgan Stanley Capital Trust of its capital securities for the benefit of the holders from time to time of those capital securities. The guarantee trustee will hold the guarantee for the benefit of the holders of the related Morgan Stanley Capital Trust's capital securities. Morgan Stanley will qualify each of the guarantees as an indenture under the Trust Indenture Act. The guarantees will be subject to, and governed by, the Trust Indenture Act. This summary of certain provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each guarantee, including the definitions of terms, and those provisions made part of each guarantee by the Trust Indenture Act. A form of guarantee is filed as an exhibit to the registration statement that includes this prospectus. A copy of the form of the guarantee is available upon request from the guarantee trustee. If indicated in the applicable prospectus supplement, the terms of a particular guarantee may differ from the terms discussed below.

General

     Morgan Stanley will irrevocably and unconditionally agree to pay in full, to the extent set forth in the guarantee, the guarantee payments to the holders of the capital securities covered by the guarantee, as and when due, regardless of any defense, right of set-off or counterclaim that the Morgan Stanley Capital Trust that issued the capital securities may have or assert other than the defense of payment. The following payments constitute guarantee payments with respect to capital securities that, to the extent not paid by or on behalf of the Morgan Stanley Capital Trust, will be subject to the applicable guarantee:

     o any accumulated and unpaid distributions required to be paid on the applicable capital securities, to the extent that the applicable Morgan Stanley Capital Trust has funds on hand available for that purpose at that time;

     o the applicable redemption price with respect to any capital securities called for redemption, which will include all accumulated and unpaid distributions to the date of redemption, to the extent that the applicable Morgan Stanley Capital Trust has funds on hand available for that purpose at that time; and

     o upon a voluntary or involuntary dissolution, winding-up or liquidation of the applicable Morgan Stanley Capital Trust (unless the junior subordinated debentures owned by the Morgan Stanley Capital Trust are distributed to holders of the capital securities in accordance with the terms of the applicable trust agreement), the lesser of:

          o the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, and

          o the amount of assets of the applicable Morgan Stanley Capital Trust remaining available for distribution to holders of capital securities on liquidation of the Morgan Stanley Capital Trust.

     Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the capital securities or by causing the applicable Morgan Stanley Capital Trust to pay those amounts to the holders.

     Each guarantee will be an irrevocable guarantee of the related Morgan Stanley Capital Trust's payment obligations described above under the capital securities covered by the guarantee, but will apply only to the extent that the Morgan Stanley Capital Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     If we do not make payments on the junior subordinated debentures owned by a Morgan Stanley Capital Trust, the Morgan Stanley Capital Trust will not be able to pay any amounts payable in respect of its capital securities and will not have funds legally available for that purpose. In that event, holders of the capital securities would not be able to rely upon the guarantee for payment of those amounts. Each guarantee will have the same ranking as the junior subordinated debentures owned by the Morgan Stanley Capital Trust that issues the capital securities covered by the guarantee. See "--Status of the Guarantees." No guarantee will limit the incurrence or issuance of other secured or unsecured debt of Morgan Stanley.

Status of the Guarantees

     Each guarantee will constitute an unsecured obligation of Morgan Stanley and will rank equal to the junior subordinated debentures owned by the Morgan Stanley Capital Trust that issues the capital securities covered by the guarantee.

     Each guarantee will constitute a guarantee of payment and not of collection. Any holder of capital securities covered by the guarantee may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be held by the guarantee trustee for the benefit of the holders of the related capital securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by or on behalf of the Morgan Stanley Capital Trust or, if applicable, distribution to the holders of the capital securities of the junior subordinated debentures owned by the Morgan Stanley Capital Trust.

Amendments and Assignment

     Except with respect to any changes that do not materially adversely affect the rights of holders of the capital securities issued by the Morgan Stanley Capital Trust, in which case no approval will be required, the guarantee that covers the capital securities may not be amended without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the outstanding capital securities covered by the guarantee. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities--Voting Rights; Amendment of Trust Agreements" and in the applicable prospectus supplement. All guarantees and agreements contained in each guarantee will bind the successors, assigns, receivers, trustees and representatives of Morgan Stanley and will inure to the benefit of the holders of the then outstanding capital securities covered by the guarantee.

Events of Default

     An event of default under a guarantee will occur upon the failure of Morgan Stanley to perform any of its payment obligations under that guarantee, or to perform any non-payment obligation if the non-payment default remains unremedied for 30 days. If an event of default under a guarantee occurred and is continuing, the guarantee trustee will enforce the guarantee for the benefit of the holders of capital securities covered by the guarantee. The holders of a majority in aggregate liquidation amount of the outstanding capital securities covered by the guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any right or power conferred upon the guarantee trustee under the guarantee.

     Any holder of capital securities covered by the guarantee may institute a legal proceeding directly against Morgan Stanley to enforce its rights under the guarantee without first instituting a legal proceeding against the applicable Morgan Stanley Capital Trust, the guarantee trustee or any other person or entity.

     We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the guarantee.

Information Concerning the Guarantee Trustee

     The guarantee trustee, other than during the occurrence and continuance of an event of default under the guarantee, undertakes to perform only those duties as are specifically set forth in the guarantee and, after the occurrence of an event of default with respect to the guarantee that has not been cured or waived, must exercise the rights and powers vested in it by the guarantee using the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the rights or powers vested in it by the guarantee at the request of any holder of the capital securities covered by the guarantee unless it is offered reasonable indemnity, including reasonable advances requested by it, against the costs, expenses and liabilities that might be incurred in complying with the request or direction.

     For information concerning the relationship between The Bank of New York, which will initially be the guarantee trustee, and Morgan Stanley, see "Description of Junior Subordinated Debentures--Information Concerning the Indenture Trustee."

Termination of the Guarantee

     Each guarantee will terminate upon full payment of the redemption price of all of the capital securities covered by the guarantee, upon full payment of the amounts payable with respect to the capital securities upon liquidation of the related Morgan Stanley Capital Trust or upon distribution of the junior subordinated debentures owned by the Morgan Stanley Capital Trust to the holders of all the capital securities covered by the guarantee. Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities covered by the guarantee must repay any sums with respect to the capital securities or the guarantee.

Governing Law

     Each guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     We may sell junior subordinated debentures and a Morgan Stanley Capital Trust may sell capital securities in three ways: (1) through agents, (2) through underwriters and (3) through dealers. The agents, underwriters or dealers in the United States will include Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., and/or Morgan Stanley DW Inc., which we refer to as MSDWI, or other affiliates of ours, and the agents, underwriters or dealers outside the United States will include Morgan Stanley & Co. International Limited, which we refer to as MSIL, or other affiliates of ours.

     We and/or the applicable Morgan Stanley Capital Trust may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

     If any underwriters are utilized in the sale of these securities, we and/or the applicable Morgan Stanley Capital Trust, as the case may be, will enter into an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

     If a dealer is utilized in the sale of these securities, we and/or the applicable Morgan Stanley Capital Trust, as the case may be, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale.

     In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

     If so indicated in the applicable prospectus supplement, one or more firms, including MS & Co., MSDWI and MSIL, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us and/or a Morgan Stanley Capital Trust, as the case may be, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and/or a Morgan Stanley Capital Trust, as the case may be, and its compensation in the applicable prospectus supplement.

     Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us and/or a Morgan Stanley Capital Trust to indemnification by us and/or a Morgan Stanley Capital Trust, against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for, us and/or a Morgan Stanley Capital Trust in the ordinary course of business.

     If so indicated in the applicable prospectus supplement, we and/or a Morgan Stanley Capital Trust will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase these securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the applicable prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

     Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

     MS & Co., MSDWI and MSIL are wholly-owned subsidiaries of Morgan Stanley. Each initial offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm's distributing the securities of an affiliate. Following the initial distribution of any of these securities, MS & Co., MSDWI, MSIL and other affiliates of Morgan Stanley may offer and sell these securities in the course of their business as broker-dealers, subject to obtaining any necessary approval of the New York Stock Exchange, Inc. for any of the offers and sales. MS & Co., MSDWI, MSIL and other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. MS & Co., MSDWI, MSIL and other affiliates may use this prospectus in connection with these transactions. None of MS & Co., MSDWI, MSIL or any other affiliate is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

     In the event that MS & Co., MSDWI or any other NASD member participates in a public offering of these securities: (a) the actual price and selling terms will be disclosed in post-effective amendments or prospectus supplements; (b) the maximum compensation to be received by MS & Co., MSDWI or any other NASD member in this distribution will be disclosed and submitted for approval with the NASD's Corporate Financing Department (the "Department"); and (c) prior to the commencement of the distribution, underwriting documents proposed for use will be submitted to the Department for review. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

                                 LEGAL MATTERS

     The validity of the capital securities will be passed upon for the Morgan Stanley Capital Trusts by Richards, Layton & Finger, P.A., or other counsel who is satisfactory to MS & Co. and/or MSDWI, as the case may be, and who may be an officer of Morgan Stanley. The validity of the junior subordinated debentures and the guarantees will be passed upon for Morgan Stanley by Sidley Austin Brown & Wood LLP, or other counsel who is satisfactory to MS & Co. and/or MSDWI, as the case may be, and who may be an officer of Morgan Stanley. Certain legal matters relating to the securities will be passed upon for the underwriters by Davis Polk & Wardwell. Davis Polk & Wardwell has in the past represented Morgan Stanley and continues to represent Morgan Stanley and its affiliates on a regular basis and in a variety of matters, including in connection with its private equity and leveraged capital activities.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules of Morgan Stanley and its subsidiaries, at November 30, 2001 and 2000 and for each of the three fiscal years in the period ended November 30, 2001, included in Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended November 30, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports thereon and incorporated herein by reference. These consolidated financial statements have been incorporated by reference in reliance upon the respective reports given upon the authority of Deloitte & Touche LLP, as experts in accounting and auditing.

                        MORGAN STANLEY DEAN WITTER & CO.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following are the expenses of the issuance and distribution of the securities being registered, all of which will be paid by the registrants. Other than the registration fee and the NASD filing fee, all of these expenses are estimated.

Registration fee.................................................... $    82,800
NASD filing fee.....................................................      30,500
Blue Sky fees and expenses..........................................      25,000
Rating agency fees..................................................     625,000
Printing and engraving expenses.....................................   1,100,000
Legal fees and expenses.............................................   1,500,000
Accounting fees and expenses........................................     187,500
Unit Agents', Warrant Agents', Trustees' and Preferred Stock
     Depositary's fees and expenses (including counsel fees)........     500,000
Listing.............................................................     250,000
          Total..................................................... $ 4,300,800

Item 15. Indemnification of Officers and Directors

     Article VIII of the Amended and Restated Certificate of Incorporation of Morgan Stanley ("Certificate of Incorporation") and Section 6.07 of the Amended and Restated Bylaws of Morgan Stanley ("Bylaws"), each as amended to date, provide for the indemnification of Morgan Stanley's directors and officers. The Certificate of Incorporation provides that any person who is a director or officer of Morgan Stanley shall be indemnified by Morgan Stanley to the fullest extent permitted from time to time by applicable law. In addition, the Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of Morgan Stanley or a director or elected officer of a corporation a majority of the capital stock (other than directors' qualifying shares) of which is owned directly or indirectly by Morgan Stanley (a "Subsidiary") shall be indemnified and held harmless by Morgan Stanley to the fullest extent permitted by applicable law. The right to indemnification under the Bylaws includes the right to be paid the expenses incurred in defending a proceeding in advance of its final disposition upon receipt (unless Morgan Stanley upon authorization of the Board of Directors waives said requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Morgan Stanley.

     Morgan Stanley's Bylaws also provide that Morgan Stanley may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification, and rights to be paid by Morgan Stanley the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of Morgan Stanley or a Subsidiary and to any person who is or was serving at the request of Morgan Stanley or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by Morgan Stanley or a Subsidiary, to the fullest extent as the Bylaws provide with respect to indemnification of, and advancement of expenses for, directors and officers of Morgan Stanley.

     Under the By-laws, Morgan Stanley has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, member, employee or agent of Morgan Stanley or of its subsidiary, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss whether or not Morgan Stanley or its subsidiary would have the power to indemnify that person against that expense, liability or loss under the provisions of applicable law.

     Morgan Stanley has in effect insurance policies in the amount of $125 million for general officers' and directors' liability insurance and $25 million for fiduciary liability insurance covering all of our directors and officers in some of the instances where by law they may not be indemnified by Morgan Stanley.

     The forms of Underwriting Agreements and Distribution Agreements filed as Exhibits 1-a, 1-b, 1-c, 1-d and 1-e hereto, and incorporated herein by reference, contain some provisions relating to the indemnification of Morgan Stanley's directors, officers and controlling persons.

Item 16. Exhibits

   Exhibit
    Number                             Description
   -------                             -----------
     1-a Form of Underwriting Agreements for Debt Securities, Warrants, Purchase Contracts and Units.

     1-b      Form of Underwriting Agreement for Preferred Stock and Depositary
              Shares.

     1-c      Form of Underwriting Agreement for Capital Securities.

     1-d      Form of U.S. Distribution Agreement.

     1-e      Form of Euro Distribution Agreement.

     4-a Amended and Restated Certificate of Incorporation of Morgan Stanley (previously filed as an exhibit to Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended November 30, 2001 and incorporated herein by reference).

     4-b Form of Certificate of Designation of Offered Preferred Stock (previously filed as an exhibit to Morgan Stanley's
              Registration Statement on Form S-3, Registration No. 333-27919, and incorporated herein by reference).

     4-c Form of Certificate of Offered Preferred Stock (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-27919, and incorporated herein by reference).

     4-d Form of Deposit Agreement (including Form of Depositary Receipt) (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-27919, and incorporated herein by reference).

     4-e Amended and Restated Senior Indenture dated as of May 1, 1999 between Morgan Stanley Dean Witter & Co. and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), Trustee (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-75289, and incorporated herein by reference).

     4-f First Supplemental Senior Indenture dated as of September 15, 2000 between Morgan Stanley Dean Witter & Co. and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), Trustee (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-47576, and incorporated herein by reference).

     4-g Amended and Restated Subordinated Indenture dated as of May 1, 1999 between Morgan Stanley Dean Witter & Co. and Bank One Trust Company, N.A. (successor to The First National Bank of Chicago), Trustee (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-75289, and incorporated herein by reference).

     4-h*     Form of Floating Rate Senior Note.

   Exhibit
    Number                             Description
   -------                             -----------
     4-i*     Form of Fixed Rate Senior Note.

     4-j*     Form of Senior Variable Rate Renewable Note.

     4-k*     Form of Floating Rate Subordinated Note.

     4-l*     Form of Fixed Rate Subordinated Note.

     4-m*     Form of Subordinated Variable Rate Renewable Note.

     4-n*     Form of Fixed Rate Amortizing Senior Note.

     4-o*     Form of Floating/Fixed Rate Senior Note.

     4-p*     Form of Temporary Global Floating Rate Senior Bearer Note.

     4-q*     Form of Permanent Global Floating Rate Senior Bearer Note.

     4-r*     Form of Definitive Floating Rate Senior Bearer Note.

     4-s*     Form of Temporary Global Fixed Rate Senior Bearer Note.

     4-t*     Form of Permanent Global Fixed Rate Senior Bearer Note.

     4-u*     Form of Definitive Fixed Rate Senior Bearer Note.

     4-v*     Form of Euro Fixed Rate Senior Registered Note.

     4-w*     Form of Euro Fixed Rate Subordinated Registered Note.

     4-x*     Form of Euro Senior Registered Floating Rate Renewable Note.

     4-y Form of Debt Warrant Agreement for Warrants Sold Attached to Debt Securities (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-75289, and incorporated herein by reference).

     4-z Form of Debt Warrant Agreement for Warrants Sold Alone (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-75289, and incorporated herein by reference).

     4-aa Form of Warrant Agreement for Universal Warrants (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-75289, and incorporated herein by reference).

     4-bb Form of Unit Agreement (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-75289, and incorporated herein by reference).

     4-cc Form of Put Warrant (included in Exhibit 4-aa) (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-75289, and incorporated herein by reference).

     4-dd Form of Call Warrant (included in Exhibit 4-aa) (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-75289, and incorporated herein by reference).

   Exhibit
    Number                             Description
   -------                             -----------
     4-ee Form of Purchase Contract (Issuer Sale) (included in Exhibit 4-bb) (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-75289, and incorporated herein by reference).'

     4-ff Form of Purchase Contract (Issuer Purchase) (included in Exhibit 4-bb) (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-75289, and incorporated herein by reference).

     4-gg Form of Unit Certificate (included in Exhibit 4-bb) (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-75289, and incorporated herein by reference).

     4-hh Form of Pre-Paid Purchase Contract (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-34392, and incorporated herein by reference).

     4-ii Form of Unit Agreement Without Holders' Obligations (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-75289, and incorporated herein by reference).

     4-jj Certificate of Trust of Morgan Stanley Capital Trust III (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

     4-kk Certificate of Amendment of Certificate of Trust of Morgan Stanley Capital Trust III dated as of September 24, 2001.

     4-ll Certificate of Trust of Morgan Stanley Capital Trust IV (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

     4-mm Certificate of Amendment of Certificate of Trust of Morgan Stanley Capital Trust IV dated as of September 24, 2001.

     4-nn Certificate of Trust of Morgan Stanley Capital Trust V (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

     4-oo Certificate of Amendment of Certificate of Trust of Morgan Stanley Capital Trust V dated as of September 24, 2001.

     4-pp     Certificate of Trust of Morgan Stanley Capital Trust VI.

     4-qq     Certificate of Trust of Morgan Stanley Capital Trust VII.

     4-rr Trust Agreement of Morgan Stanley Capital Trust III (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

     4-ss Amendment No. 1 dated as of September 24, 2001 to Trust Agreement of Morgan Stanley Capital Trust III.

     4-tt Trust Agreement of Morgan Stanley Capital Trust IV (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

     4-uu Amendment No. 1 dated as of September 24, 2001 to Trust Agreement of Morgan Stanley Capital Trust IV.

   Exhibit
    Number                             Description
   -------                             -----------
     4-vv Trust Agreement of Morgan Stanley Capital Trust V (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

     4-ww Amendment No. 1 dated as of September 24, 2001 to Trust Agreement of Morgan Stanley Capital Trust V.

     4-xx     Trust Agreement of Morgan Stanley Capital Trust VI.

     4-yy     Trust Agreement of Morgan Stanley Capital Trust VII.

     4-zz Form of Amended and Restated Trust Agreement to be used in connection with the issuance of the Capital Securities (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

     4-aaa Junior Subordinated Indenture dated as of March 1, 1998 between Morgan Stanley Dean Witter & Co. and The Bank of New York, Trustee, to be used in connection with the issuance of the Junior Subordinated Debentures and the Capital Securities (previously filed as an exhibit to Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998, and incorporated herein by reference).

     4-bbb Form of Capital Security (included in Exhibit 4-zz) (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

     4-ccc Form of Junior Subordinated Debenture (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

     4-ddd Form of Capital Securities Guarantee (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-46403, and incorporated herein by reference).

     5-a*     Opinion of Sidley Austin Brown & Wood LLP.

     5-b Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust III.

     5-c Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust IV.

     5-d Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust V.

     5-e Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VI.

     5-f Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VII.

     8*       Tax opinion of Sidley Austin Brown & Wood LLP.

    12-a      Computation of Consolidated Ratio of Earnings to Fixed Charges.

    12-b Computation of Consolidated Ratio of Earnings to Fixed Charges and Preferred Stock Dividends. 23-a Consent of Deloitte & Touche LLP.

    23-b* Consent of Sidley Austin Brown & Wood LLP (included in Exhibits 5-a and 8).

    23-c     Consents of Richards, Layton & Finger, P.A. (included in Exhibits
              5-b through 5-f).

   Exhibit
    Number                             Description
   -------                             -----------
     24-a Powers of Attorney for Morgan Stanley Dean Witter & Co. (included on the signature pages).

     24-b Powers of Attorney for Morgan Stanley Dean Witter & Co., as sponsor, to sign the Registration Statement on behalf of Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV, Morgan Stanley Capital Trust V, Morgan Stanley Capital Trust VI and Morgan Stanley Capital Trust VII (included in Exhibits 4-ss, 4-uu and 4-ww through 4-yy).

     25-a Statement of Eligibility of JPMorgan Chase Bank, Trustee under the Amended and Restated Senior Indenture.

     25-b Statement of Eligibility of Bank One Trust Company, N.A., as successor to The First National Bank of Chicago, Trustee under the Amended and Restated Subordinated Indenture.

     25-c Statement of Eligibility of The Bank of New York, Trustee under the Junior Subordinated Indenture.

     25-d Statement of Eligibility of The Bank of New York, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust III.

     25-e Statement of Eligibility of The Bank of New York, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust IV.

     25-f Statement of Eligibility of The Bank of New York, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust V.

     25-g Statement of Eligibility of The Bank of New York, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VI.

     25-h Statement of Eligibility of The Bank of New York, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VII.

     25-i Statement of Eligibility of The Bank of New York, Trustee under the Capital Securities Guarantee of Morgan Stanley Dean Witter & Co. with respect to the Capital Securities of Morgan Stanley Capital Trust III.

     25-j Statement of Eligibility of The Bank of New York, Trustee under the Capital Securities Guarantee of Morgan Stanley Dean Witter & Co. with respect to the Capital Securities of Morgan Stanley Capital Trust IV.

     25-k Statement of Eligibility of The Bank of New York, Trustee under the Capital Securities Guarantee of Morgan Stanley Dean Witter & Co. with respect to the Capital Securities of Morgan Stanley Capital Trust V.

     25-l Statement of Eligibility of The Bank of New York, Trustee under the Capital Securities Guarantee of Morgan Stanley Dean Witter & Co. with respect to the Capital Securities of Morgan Stanley Capital Trust VI.

     25-m Statement of Eligibility of The Bank of New York, Trustee under the Capital Securities Guarantee of Morgan Stanley Dean Witter & Co. with respect to the Capital Securities of Morgan Stanley Capital Trust VII.

---------
* To be filed by amendment.

Item 17. Undertakings

     (1) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Morgan Stanley's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (3)   The undersigned registrants hereby undertake:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (3)(a)(i) and (3)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrants (other than Morgan Stanley) hereby undertake to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (5) The undersigned registrants hereby undertake that:

     (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the forms of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Morgan Stanley Dean Witter & Co. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, as of this 1st day of March, 2002.


                                        MORGAN STANLEY DEAN WITTER & CO.
                                        (Registrant)

                                        By: /s/ Philip J. Purcell
                                           -------------------------------------
                                           Name:  Philip J. Purcell
                                           Title: Chairman of the Board and
                                                  Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Stephen S. Crawford, Alexander C. Frank, Ronald T. Carman and Martin M. Cohen, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated as of this 1st day of March, 2002.

              Signature                                 Title
              ---------                                 -----

       /s/ Philip J. Purcell                   Chairman of the Board
--------------------------------------       and Chief Executive Officer
           Philip J. Purcell


         /s/ Robert G. Scott               President, Chief Operating Officer
--------------------------------------                and Director
             Robert G. Scott


      /s/ Stephen S. Crawford                 Executive Vice President and
--------------------------------------     Chief Financial Officer (Principal
          Stephen S. Crawford                       Financial Officer)


         /s/ Joanne Pace                               Controller
--------------------------------------        (Principal Accounting Officer)
             Joanne Pace

              Signature                                 Title
              ---------                                 -----


       /s/ Robert P. Bauman                            Director
--------------------------------------
           Robert P. Bauman


       /s/ Edward A. Brennan                           Director
--------------------------------------
           Edward A. Brennan


        /s/ John E. Jacob
--------------------------------------                 Director
            John E. Jacob


       /s/ C. Robert Kidder                            Director
--------------------------------------
           C. Robert Kidder


       /s/ Charles F. Knight                           Director
--------------------------------------
           Charles F. Knight


        /s/ John W. Madigan                            Director
--------------------------------------
            John W. Madigan


         /s/ Miles L. Marsh                            Director
--------------------------------------
             Miles L. Marsh


        /s/ Michael A. Miles                           Director
--------------------------------------
            Michael A. Miles


       /s/ Laura D'Andrea Tyson                        Director
--------------------------------------
           Laura D'Andrea Tyson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV, Morgan Stanley Capital Trust V, Morgan Stanley Capital Trust VI and Morgan Stanley Capital Trust VII each certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, as of this 1st day of March, 2002.


                                      MORGAN STANLEY CAPITAL TRUST III
                                      (Registrant)

                                      By: Morgan Stanley Dean Witter & Co.

                                      By: /s/ Alexander C. Frank
                                         ---------------------------------------
                                         Name:  Alexander C. Frank
                                         Title: Treasurer


                                      MORGAN STANLEY CAPITAL TRUST IV
                                      (Registrant)

                                      By: Morgan Stanley Dean Witter & Co.

                                      By: /s/ Alexander C. Frank
                                         ---------------------------------------
                                         Name:  Alexander C. Frank
                                         Title: Treasurer


                                      MORGAN STANLEY CAPITAL TRUST V
                                      (Registrant)

                                      By: Morgan Stanley Dean Witter & Co.

                                      By: /s/ Alexander C. Frank
                                         ---------------------------------------
                                         Name:  Alexander C. Frank
                                         Title: Treasurer


                                      MORGAN STANLEY CAPITAL TRUST VI
                                      (Registrant)

                                      By: Morgan Stanley Dean Witter & Co.

                                      By: /s/ Alexander C. Frank
                                         ---------------------------------------
                                         Name:  Alexander C. Frank
                                         Title: Treasurer


                                      MORGAN STANLEY CAPITAL TRUST VII
                                      (Registrant)

                                      By: /s/ Alexander C. Frank
                                         ---------------------------------------
                                         Name:  Alexander C. Frank
                                         Title: Treasurer

                                 EXHIBIT INDEX

   Exhibit
    Number                             Description
   -------                             -----------
     1-a Form of Underwriting Agreements for Debt Securities, Warrants, Purchase Contracts and Units.

     1-b      Form of Underwriting Agreement for Preferred Stock and Depositary
              Shares.

     1-c      Form of Underwriting Agreement for Capital Securities.

     1-d      Form of U.S. Distribution Agreement.

     1-e      Form of Euro Distribution Agreement.

     4-h*     Form of Floating Rate Senior Note.

     4-i*     Form of Fixed Rate Senior Note.

     4-j*     Form of Senior Variable Rate Renewable Note.

     4-k*     Form of Floating Rate Subordinated Note.

     4-l*     Form of Fixed Rate Subordinated Note.

     4-m*     Form of Subordinated Variable Rate Renewable Note.

     4-n*     Form of Fixed Rate Amortizing Senior Note.

     4-o*     Form of Floating/Fixed Rate Senior Note.

     4-p*     Form of Temporary Global Floating Rate Senior Bearer Note.

     4-q*     Form of Permanent Global Floating Rate Senior Bearer Note.

     4-r*     Form of Definitive Floating Rate Senior Bearer Note.

     4-s*     Form of Temporary Global Fixed Rate Senior Bearer Note.

     4-t*     Form of Permanent Global Fixed Rate Senior Bearer Note.

     4-u*     Form of Definitive Fixed Rate Senior Bearer Note.

     4-v*     Form of Euro Fixed Rate Senior Registered Note.

     4-w*     Form of Euro Fixed Rate Subordinated Registered Note.

     4-x*     Form of Euro Senior Registered Floating Rate Renewable Note.

     4-kk Certificate of Amendment of Certificate of Trust of Morgan Stanley Capital Trust III dated as of September 24, 2001.

     4-mm Certificate of Amendment of Certificate of Trust of Morgan Stanley Capital Trust IV dated as of September 24, 2001.

   Exhibit
    Number                             Description
   -------                             -----------
     4-oo Certificate of Amendment of Certificate of Trust of Morgan Stanley Capital Trust V dated as of September 24, 2001.

     4-pp     Certificate of Trust of Morgan Stanley Capital Trust VI.

     4-qq     Certificate of Trust of Morgan Stanley Capital Trust VII.

     4-ss Amendment No. 1 to Trust Agreement of Morgan Stanley Capital Trust III dated as of September 24, 2001.

     4-uu Amendment No. 1 to Trust Agreement of Morgan Stanley Capital Trust IV dated as of September 24, 2001.

     4-ww Amendment No. 1 to Trust Agreement of Morgan Stanley Capital Trust V dated as of September 24, 2001.

     4-xx     Trust Agreement of Morgan Stanley Capital Trust VI.

     4-yy     Trust Agreement of Morgan Stanley Capital Trust VII.

     5-a*     Opinion of Sidley Austin Brown & Wood LLP.

     5-b Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust III.

     5-c Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust IV.

     5-d Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust V.

     5-e Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VI.

     5-f Opinion of Richards, Layton & Finger, P.A., with respect to Morgan Stanley Capital Trust VII.

     8*       Tax opinion of Sidley Austin Brown & Wood llp.

    12-a      Computation of Consolidated Ratio of Earnings to Fixed Charges.

    12-b Computation of Consolidated Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

    23-a      Consent of Deloitte & Touche LLP.

    23-b* Consent of Sidley Austin Brown & Wood LLP (included in Exhibits 5a and 8).

    23-c Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5-b through 5-f).

    24-a Powers of Attorney for Morgan Stanley Dean Witter & Co. (included on the signature pages).

    24-b Powers of Attorney for Morgan Stanley Dean Witter & Co., as sponsor, to sign the Registration Statement on behalf of Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV, Morgan Stanley Capital Trust V, Morgan Stanley Capital Trust VI and Morgan Stanley Capital Trust VII (included in Exhibits 4-ss, 4-uu and 4-ww through 4-yy).

    25-a Statement of Eligibility of JPMorgan Chase Bank, Trustee under the Amended and Restated Senior Indenture.

   Exhibit
    Number                             Description
   -------                             -----------
     25-b Statement of Eligibility of Bank One Trust Company, N.A., as successor to The First National Bank of Chicago, Trustee under the Amended and Restated Subordinated Indenture.

     25-c Statement of Eligibility of The Bank of New York, Trustee under the Junior Subordinated Indenture.

     25-d Statement of Eligibility of The Bank of New York, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust III.

     25-e Statement of Eligibility of The Bank of New York, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust IV.

     25-f Statement of Eligibility of The Bank of New York, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust V.

     25-g Statement of Eligibility of The Bank of New York, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VI.

     25-h Statement of Eligibility of The Bank of New York, Trustee under the Amended and Restated Trust Agreement of Morgan Stanley Capital Trust VII.

     25-i Statement of Eligibility of The Bank of New York, Trustee under the Capital Securities Guarantee of Morgan Stanley Dean Witter & Co. with respect to the Capital Securities of Morgan Stanley Capital Trust III.

     25-j Statement of Eligibility of The Bank of New York, Trustee under the Capital Securities Guarantee of Morgan Stanley Dean Witter & Co. with respect to the Capital Securities of Morgan Stanley Capital Trust IV.

     25-k Statement of Eligibility of The Bank of New York, Trustee under the Capital Securities Guarantee of Morgan Stanley Dean Witter & Co. with respect to the Capital Securities of Morgan Stanley Capital Trust V.

     25-l Statement of Eligibility of The Bank of New York, Trustee under the Capital Securities Guarantee of Morgan Stanley Dean Witter & Co. with respect to the Capital Securities of Morgan Stanley Capital Trust VI.

     25-m Statement of Eligibility of The Bank of New York, Trustee under the Capital Securities Guarantee of Morgan Stanley Dean Witter & Co. with respect to the Capital Securities of Morgan Stanley Capital Trust VII.

---------
* To be filed by amendment.